PURCHASE OFFER AND CONSENT SOLICITATION STATEMENT
                                   SHONEY'S, INC.
             Offers to Purchase for Cash Any and All of the Outstanding

    8-1/4% Convertible Subordinated Debentures Due 2002, CUSIP No. 872623 AA 1 and
Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated), CUSIP No. 825039 AC 4
           and Consent Solicitation with respect to the related Indentures

--------------------------------------------------------------------------------------
THESE OFFERS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON APRIL 24, 2000, UNLESS
EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "EXPIRATION DATE").  HOLDERS
OF NOTES  MUST TENDER THEIR NOTES ON OR PRIOR TO THE EXPIRATION DATE TO RECEIVE THE
TENDER OFFER CONSIDERATION.  THE CONSENT SOLICITATION WITH RESPECT TO THE TPI
DEBENTURES WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 10, 2000, UNLESS
EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "TPI CONSENT DEADLINE").  THE
CONSENT SOLICITATION WITH RESPECT TO THE LYONS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON THE 10TH CALENDAR DAY AFTER THE LYONS CONSENT SOLICITATION MATERIALS RECEIVE
REGULATORY CLEARANCE AND ARE MAILED IN DEFINITIVE FORM TO REGISTERED HOLDERS OF THE
LYONS, UNLESS EXTENDED (SUCH TIME AND DATE, AS IT MAY BE EXTENDED, THE "LYONS CONSENT
DEADLINE") (THE TPI CONSENT DEADLINE AND THE LYONS CONSENT DEADLINE BEING SOMETIMES
REFERRED TO AS THE "APPLICABLE CONSENT DEADLINE" OR COLLECTIVELY AS THE "CONSENT
DEADLINES").  TO RECEIVE A CONSENT PAYMENT, HOLDERS MUST, PRIOR TO THE APPLICABLE
CONSENT DEADLINE, TENDER THEIR NOTES AND CONSENT TO THE PROPOSED AMENDMENTS AND NOT
REVOKE SUCH CONSENTS.
--------------------------------------------------------------------------------------

     Shoney's, Inc., a Tennessee corporation (the "Company"), upon the terms and subject to the conditions set forth in this Purchase Offer and Consent Solicitation
Statement (as it may be amended or supplemented, the "Statement") and the accompanying
Letters of Transmittal (each, a "Letter of Transmittal") (the Statement and each
Letter of Transmittal being sometimes referred to herein as an "Offer"), hereby offers to purchase for cash any and all of the following debt securities (collectively, the
"Notes"): the 8-1/4% Convertible Subordinated Debentures Due 2002 originally issued by
TPI  Enterprises, Inc. ("TPI") and subsequently assumed by the Company (the "TPI
Debentures") at a price of $235.00 per $1,000 principal amount of any TPI Debenture purchased (the "Debenture Purchase Price"), and the Liquid Yield Option Notes Due 2004
(Zero Coupon - Subordinated) issued by the Company (the "LYONs") at a price of $235.00 per $1,000 of accreted value as of March 27, 2000 ("Accreted Value") of any LYON purchased (the "LYONs Purchase Price").  Each of the Offers is sometimes referred to as a "Tender Offer" and collectively, as the "Tender Offers".  The Debenture Purchase
Price and the LYONs Purchase Price each may be referred to individually or collectively as the "Tender Offer Consideration."  NOTE THAT ONLY THE TENDER OFFER
CONSIDERATION WILL BE PAID AND THAT NO ADDITIONAL PAYMENT WILL BE MADE ON ACCOUNT OF
ACCRUED INTEREST.

     The LYONs and the TPI Debentures are convertible into the Company's $1.00 par value common stock (the "Shares"). The LYONs are convertible at a rate of 29.349
Shares per $1,000 principal amount at maturity.  The TPI Debentures are convertible into 50.508 Shares per $1,000 principal amount.  The Shares presently are traded on
the New York Stock Exchange ("NYSE") under the symbol "SHN".   On March 24, 2000, the
last reported sales price of the Shares on the NYSE was $1.00.  As of March 24, 2000,
there were outstanding $177,358,000 in principal amount at maturity of LYONs (with an aggregate accreted value as of that date of $126,629,558) and $51,563,000 in principal amount of TPI Debentures. SEE "SPECIAL FACTORS" AND "CERTAIN FEDERAL INCOME TAX
CONSEQUENCES" FOR CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING
THE TENDER OFFERS AND SOLICITATION.

     In conjunction with the Tender Offers, the Company hereby solicits (the
"Solicitation") consents ("Consents") of registered holders of the Notes ("Holders")
to certain proposed amendments to the indentures pursuant to which the Notes were issued.  Subject to the terms and conditions set forth in the Offers, the Company will pay to each Holder $15.00 for each $1,000 principal amount at maturity of the TPI
Debentures and $15.00 for each $1,000 of the Accreted Value of LYONs for which
Consents are validly delivered prior to the Applicable Consent Deadline and not validly revoked (the "Consent Payment"), with such payment to be made on the Payment
Date (as defined herein) if, but only if, the Notes with respect to which such
Consents were delivered are accepted for payment pursuant to the Tender Offers.  Also,
Holders of LYONs may not consent to the proposed amendments until the LYONs consent form receives regulatory clearance and is mailed in definitive form to LYONs Holders, which is expected to occur on or shortly after April 6, 2000.  If Notes are not properly tendered pursuant to the Tender Offers on or prior to the Applicable Consent
Deadline, the Holders will not receive the Consent Payment, even if the proposed amendments become effective.  If the requisite number of Consents are received, the proposed amendments will be effective as to all Notes, including those that are not purchased in the Tender Offers.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE TRANSACTIONS, PASSED UPON THE MERITS
OR FAIRNESS OF THESE TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  _______________________

                        THE DEALER MANAGER FOR THE TENDER OFFERS IS:
                               BANC OF AMERICA SECURITIES LLC
                                       March 27, 2000


                        IMPORTANT INFORMATION

         Any Holder desiring to tender Notes and Consent to the Proposed Amendments (as defined herein) should either (a) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the applicable Letter of Transmittal and, in the case of Holders of LYONs, the related Consent form (which will be provided after the Company receives regulatory clearance) (or facsimile thereof) in accordance with the instructions therein (including any applicable signature guarantee requirements) and send or deliver the manually signed Letter of Transmittal and, in the case of Holders of LYONs, the related Consent form (or a manually signed facsimile thereof), together with certificates evidencing such Notes and any other required documents, to The Bank of New York, as Depositary (the "Depositary"), or (b) in the case of a Holder who holds Notes in book-entry form, request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect such transactions for such Holder. A beneficial owner who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if the beneficial owner desires to tender the Notes so registered and Consent to the Proposed Amendments. See "The Tender Offers and Consent Solicitations-Procedures for Tendering Notes and Delivering Consents".

                             _____________________

HOLDERS OF LYONS SHOULD USE THE BLUE LETTER OF TRANSMITTAL IN ORDER TO TENDER THEIR LYONS - HOLDERS OF LYONS WILL NOT BE ABLE TO CONSENT TO THE PROPOSED AMENDMENTS TO THE LYONS INDENTURE (AS DEFINED HEREIN) UNTIL THE LYONS CONSENT
   SOLICITATION MATERIALS RECEIVE REGULATORY CLEARANCE AND ARE MAILED IN DEFINITIVE FORM TO SUCH HOLDERS, WHICH IS EXPECTED TO OCCUR ON OR SHORTLY
                             AFTER APRIL 6, 2000

   HOLDERS OF TPI DEBENTURES SHOULD USE THE YELLOW LETTER OF TRANSMITTAL IN
    ORDER TO BOTH TENDER THEIR TPI DEBENTURES AND CONSENT TO THE PROPOSED
             AMENDMENTS TO THE TPI INDENTURE (AS DEFINED HEREIN)
                             _____________________

                          FORWARD LOOKING STATEMENTS

     Certain statements contained in, or incorporated by reference into, this Statement may be considered forward looking statements within the meaning
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from these forward-looking statements as a result of certain factors, included but not limited to those described in the Annual Report on Form-10-K of the Company for the year ended October 31, 1999, which is incorporated herein by reference.
                             _____________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS STATEMENT AND ANY RELATED DOCUMENTS DO NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL NOTES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. IN THOSE JURISDICTIONS WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER SHALL BE DEEMED TO BE MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS STATEMENT AND RELATED DOCUMENTS NOR ANY PURCHASE OF NOTES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CURRENT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.


                             SUMMARY TERM SHEET

     The following summarizes in a question and answer format the material terms of the tender offers and the consent solicitations. You should carefully read this entire document, as well as all appendices and related documents, however, for more detailed information and instructions.

* WHAT NOTES ARE THE SUBJECT OF THE TENDER OFFERS AND CONSENT SOLICITATIONS? (COVER PAGE, PAGE 16)

     The notes that are the subject of the tender offers and consent solicitations are the Liquid Yield Option Notes Due 2004 (Zero Coupon - Subordinated) issued by Shoney's, Inc. and the 8-1/4% Convertible Subordinated Debentures Due 2002, originally issued by TPI Enterprises, Inc. and assumed by Shoney's, Inc. in 1996. As of March 24, 2000, there was outstanding $177,358,000 in aggregate principal amount at maturity of the LYONs (with an accreted value as of such date of $126,629,558) and $51,563,000 in aggregate principal amount of the TPI debentures.

* WHO IS OFFERING TO BUY THE NOTES AND SOLICITING THE CONSENTS? (COVER PAGE, PAGE 16)

     Shoney's, the company that issued or, in the case of the TPI debentures, assumed the notes, is offering to purchase for cash all of the outstanding notes. In connection with those tender offers, Shoney's also is requesting consents to amend the indentures under which the notes were issued.

* WHY IS SHONEY'S OFFERING TO PURCHASE THE NOTES AND SOLICITING THE CONSENTS? (PAGES 6, 16)

     We intend to restructure our operations and refinance substantially all of our existing senior indebtedness. A major element of this restructuring plan is the separation of our "Shoney's" and "Captain D's" restaurant operations, which are to be separately financed with their own new senior indebtedness. The purpose of the tender offers and consent solicitations is to acquire all of the outstanding notes in connection with that refinancing and to obtain greater financial and operational flexibility. We intend to effect the restructuring and debt refinancing regardless of the outcome of the tender offers and consent solicitations.

*        HOW MUCH IS SHONEY'S OFFERING TO PAY FOR THE NOTES? (COVER PAGE, PAGE
         16)

     We are offering to pay $235.00 per $1,000 of the accreted value as of March 27, 2000 of any LYON purchased and $235.00 per $1,000 principal amount of any Debenture purchased. We also are offering to pay a "consent payment" of $15.00 per $1,000 principal amount at maturity of any Debenture and $15.00 per $1,000 of the accreted value as of March 27, 2000 of any LYON that is purchased pursuant to the tender offers and for which a consent is timely given to approve the adoption of the proposed amendments to the indentures under which the notes were issued.

*        WHAT IS THE MARKET VALUE OF THE NOTES? (PAGE 27)

     During the quarter ended February 20, 2000, the LYONs traded at values between $120.00 and $225.00 per $1,000 principal amount at maturity. The last reported trade of the LYONs on March 23, 2000 was at $126.25 per $1,000 principal amount at maturity. There is no established reporting or trading system for the TPI debentures and we are unable to determine the trading history of the TPI debentures. We believe that the trading in both the LYONs and the TPI debentures has been limited and sporadic. The total LYONs purchase price and consent payment of $250.00 per $1,000 of accreted value equals $178.62 per $1,000 of principal amount at maturity.

*        WHEN AND HOW WILL PAYMENT BE MADE? (COVER PAGE, PAGE 20)

     Notes purchased will be paid for in same-day funds on the second business day after the date on which the tender offers end, or as soon as practicable after the tender offers end. Assuming the tender offers are not extended, the payment date is expected to be April 26, 2000.

*        DOES SHONEY'S HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT? (PAGE 8)

     We currently are engaged in discussions with Banc of America Securities LLC with respect to senior secured financing of approximately $250 million. Although we believe this financing will be available to us, we cannot assure you of that or what the terms of the financing might be.

* HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE OFFERS? (COVER PAGE, PAGE 17)

     You must tender your notes no later than 11:59 p.m., New York City time, on April 24, 2000, or on a later date if we extend the tender offers.

*        IF I TENDER MY NOTES, WILL I BE PAID MY ACCRUED INTEREST? (COVER
         PAGE, PAGE 16)

     No. Tendering noteholders will receive only the tender offer payment and the consent payment.

* WHEN MUST I TENDER MY NOTES IN ORDER TO BE ELIGIBLE TO RECEIVE THE CONSENT PAYMENT? (COVER PAGE, PAGE 17)

     We have established consent deadlines which you must meet to be eligible to receive the consent payment. If you are a TPI debenture holder, you will be eligible to receive the consent payment if you tender your TPI debentures no later than 5:00 p.m., New York City time, on April 10, 2000, unless extended. If you hold LYONs, you must submit a separate consent form to be eligible to receive the consent payment. We can not send you that consent form until we receive regulatory clearance, which we expect to receive on or shortly after April 6, 2000. At that time, we will send the consent form to the LYONs holders. If you are a LYONs holder, you will be eligible to receive the consent payment if you deliver your consent form and tender your LYONs no later than 5:00 p.m., New York City time, on the tenth calendar day after the date on which we mail the consent form. We expect to mail the consent form and other solicitation materials regarding the LYONs on or shortly after April 6, 2000. We anticipate extending these consent deadlines only if we have not received the necessary tenders and consents by these deadlines. Any extension of either of these deadlines will be for a specified time period.

* CAN I TENDER MY NOTES WITHOUT CONSENTING TO THE PROPOSED AMENDMENTS TO THE INDENTURES? (PAGE 17)

     No, if you are a holder of TPI debentures. TPI debenture holders who tender their TPI debentures in the offer will be considered to have delivered a corresponding consent.

     LYONs holders may tender their LYONs prior to receiving a consent form without consenting to the proposed amendments. If you do so and you wish to receive the consent payment, then you must deliver the consent form, after you receive it, before the applicable consent deadline. You will not receive a consent payment if you fail to timely return the consent form. LYONs holders who have not tendered their LYONs prior to being sent a consent form may not tender their LYONs without delivering the consent form. In that case, you must deliver your consent form and tender your LYONs before the consent deadline if you wish to receive the consent payment. If you fail to do so, you will not receive a consent payment.

* CAN I CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURES WITHOUT TENDERING MY NOTES? (PAGE 17)

     No. Holders may not deliver consents without also tendering their notes in the offer. However, Holders may withdraw tendered notes after the applicable consent deadline and on or before the date on which the offer ends.

*        WHAT ARE THE SIGNIFICANT CONDITIONS TO THE OFFERS? (PAGE 18)

     The tender offers are conditioned on, among other things:

         * " at least a majority in aggregate principal amount at maturity of LYONs and at least a majority in aggregate principal amount of TPI debentures being validly tendered and not withdrawn;

         * " at least 90% of the aggregate principal amount at maturity of the LYONs and the TPI debentures, treated as a single class, being validly tendered and not withdrawn;

         * " receipt of valid and unrevoked consents to the proposed amendments from holders of at least a majority in principal amount at maturity of the outstanding LYONs and at least a majority in principal amount of the outstanding TPI debentures; and

         * " our receipt of suitable financing for the tender offers and the refinancing of substantially all of our other existing indebtedness.

* CAN THE OFFERS OR CONSENT DEADLINES BE EXTENDED, AND UNDER WHAT CIRCUMSTANCES? (PAGE 21)

     Yes. We have the right to extend the offers or the consent deadlines at any time by giving written notice to The Bank of New York, the Depositary.

*        HOW WILL I BE NOTIFIED IF THE OFFERS ARE EXTENDED? (PAGE 21)

     If we extend the tender offers or the consent deadlines, we will publicly announce the extension no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled offer expiration time or the applicable consent deadline, as the case may be.

*        HOW DO I TENDER MY NOTES AND DELIVER MY CONSENT? (PAGE 21)

     There are three ways for you to tender your notes and deliver your consent:

         * " send or deliver to The Bank of New York the certificates for your notes, the completed and signed BLUE Letter of Transmittal for LYONs or YELLOW Letter of Transmittal for TPI debentures, both of which are included with this document, and any other required documents. A LYONs holder wishing to consent also must deliver to The Bank of New York the separate consent form that we will provide after we receive regulatory clearance, together with any other required documents;

         * " for notes held in "street" name, tender your notes and deliver consents by requesting your broker, dealer, commercial bank, trust company or other nominee to effect the transaction. This is the only method which may be used to tender notes and deliver consents with respect to notes held in "street" name; or

         * " tender your notes and deliver consents through The Depository Trust Company pursuant to its Automated Tender Offer Program.

*        DO I HAVE TO PAY A COMMISSION IF I TENDER MY NOTES? (PAGE 16)

     No. No commissions are payable by holders to Banc of America Securities LLC, the dealer manager, D. F. King & Co., Inc., the information agent or The Bank of New York, the depositary.

*        HOW DO I WITHDRAW TENDERED NOTES? (PAGE 20)

     You may withdraw any notes that you tender at any time before the applicable tender offer ends, as well as at any time after 40 business days after the date of this document unless we already had accepted the notes. To do so, you must provide The Bank of New York a proper written or facsimile notice of withdrawal. You may not rescind a withdrawal of tendered notes. However, you may retender your notes by following the proper tender procedures.

* HOW DO I REVOKE MY CONSENT TO THE PROPOSED AMENDMENTS TO THE INDENTURES? (PAGE 21)

     You may revoke your consent at any time before the applicable consent deadline by properly withdrawing your tendered notes. You may not revoke your consent after the applicable consent deadline or without withdrawing your tendered notes. You may not rescind a revocation of a consent.

*        WHAT WILL HAPPEN TO NOTES NOT TENDERED IN THE OFFER? (PAGES 3, 28)

     Notes not tendered in the offer will remain outstanding. If the proposed amendments to the indentures are approved and implemented, substantially all restrictive covenants and certain other provisions of the indentures will be deleted or amended with respect to any notes that remain outstanding. In addition, the trading market for any notes not tendered may be significantly more limited.

*        WHAT ARE THE PROPOSED AMENDMENTS TO THE INDENTURES? (PAGES 28, A-1
         AND B-1)

     The proposed amendments would delete most of the restrictive covenants currently contained in the indentures, such as requirements to maintain properties and pay certain taxes and limitations on our ability to make certain restricted payments and undertake certain investments, consolidations, mergers and sales and leases of all or substantially all of our properties and assets.

*        CAN I STILL CONVERT MY NOTES INTO SHONEY'S STOCK? (PAGES 25, 26)

     Yes, until your right to withdraw has expired. LYONs are convertible into Shoney's stock at the rate of 29.349 shares per $1,000 in principal amount at maturity. The TPI debentures are convertible into Shoney's stock at the rate of 50.508 shares per $1,000 in principal amount. Shoney's stock currently is listed on the New York Stock Exchange under the symbol "SHN". As of March 24, 2000, the last reported sales price of the stock was $1.00. Based on that price, each $1,000 of principal amount at maturity of LYONs would convert into Shoney's stock with a market value of $29.35 and each $1,000 of principal amount of TPI debentures would convert into Shoney's stock with a market value of $50.51.

* WHAT ARE THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES IF I TENDER MY NOTES? (PAGE 29)

     Sales of notes pursuant to the offers generally will be taxable for United States federal income tax purposes. A holder selling notes in the offer generally will recognize capital gain or loss equal to the difference between the amount of cash received, other than amounts received attributable to accrued interest, which will be taxed as accrued interest, and the holder's adjusted tax basis in the notes sold at the time of sale. The adjusted tax basis generally will equal the cost of the notes to the holder, plus the amount of any original issue discount and market discount previously taken into income by the holder, less the amount of any amortizable bond premium previously amortized by the holder with respect to the notes.

     If, however, the holder purchased notes at a market discount, the tax treatment will be different than that just described. Subject to a statutory de minimis exception, notes have market discount if they were purchased at an amount less than the adjusted issue price or less than the stated redemption price at maturity. In general, unless the holder has elected to include market discount in income currently as it accrues, any gain realized by a holder on the sale of notes having market discount in excess of a de minimis amount will be treated as ordinary income to the extent of the gain recognized or the portion of the market discount that has accrued while the notes were held by the holder, whichever is less.

     The proposed amendments should not constitute a "significant modification" of the notes under applicable Treasury regulations. This means that a holder who does not tender notes in the offer will not recognize any gain or loss for U.S. federal income tax purposes upon the adoption of the proposed amendments to the Indentures. In addition, the holder will have the same adjusted tax basis and holding period in the notes after the adoption of the proposed amendments that the holder had in the notes immediately before the adoption. If alternatively the proposed amendments are treated as a "significant modification" of the notes, the adoption of the proposed amendments would result in a "deemed exchange". This means that the notes would be considered to have been exchanged for different notes. In such case, it is possible that a non-tendering U.S. holder would recognize gain or
loss on the deemed exchange.   See "Certain U.S. Federal Income Tax
Consequences".

*        WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE OFFER? (PAGE 31)

     You may contact D. F. King & Co., Inc., the information agent, at (888) 242-8157 if you have any questions or requests for assistance or for additional copies of this document, the Letters of Transmittal and Consent or related documents. You also may contact Banc of America Securities LLC, the dealer manager, at (704) 388-4813 (collect) or (888) 292-0070 (toll free) or your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the terms of the offer and the solicitation of consents to the proposed amendments to the indenture. The addresses of these representatives can be found on the back cover of this document.

*        IS SHONEY'S MAKING ANY RECOMMENDATION ABOUT THE OFFER? (PAGE 5)

     No. We express no opinion and remain neutral with respect to whether holders should tender notes in response to the tender offers and consent solicitations. Holders should determine whether or not to accept the tender offers and consent solicitations based upon their own assessment of current market value, liquidity needs and investment objectives.

                               TABLE OF CONTENTS

SUMMARY TERM SHEET  ........................................................i

AVAILABLE INFORMATION  .....................................................1

INCORPORATION OF INFORMATION BY REFERENCE  .................................2

SPECIAL FACTORS  ...........................................................3
  Adverse Effect of Proposed Amendments on Holders who do not Tender  ......3
  Proposed Restructuring and Refinancing  ..................................3
  Reduced Liquidity of the Notes ...........................................3
  Operating History; Repayment of Notes Uncertain  .........................4
  Certain Bankruptcy Considerations  .......................................4
  Fairness  ................................................................5

THE COMPANY  ...............................................................6
  General  .................................................................6
  Planned Reorganization  ..................................................6
  Source and Amount of Funds  ..............................................8

FINANCIAL INFORMATION  .....................................................9
  Unaudited Pro Forma Consolidated Condensed Financial Statements  .........9
  Financial Ratios  .......................................................15

THE TENDER OFFERS AND CONSENT SOLICITATIONS  ..............................16
  Purpose .................................................................16
  Terms  ..................................................................16
  Conditions  .............................................................18
  Acceptance for Payment and Payment for the Notes  .......................20
  Withdrawal and Revocation Rights  .......................................20
  Extension, Amendment and Termination of Tender Offers and
    Consent Deadlines......................................................21
  Procedures for Tendering Notes and Delivering Consents  .................21
  Need for Guarantee of Signature  ........................................23
  Book-Entry Delivery of the Notes  .......................................23
  Guaranteed Delivery  ....................................................23
  Absence of Appraisal Rights  ............................................24

DESCRIPTION OF THE NOTES  .................................................25
  Liquid Yield Option Notes Due 2004 ......................................25
  8-1/4% Convertible Subordinated Debentures Due 2002 .....................26
  Market and Trading Information ..........................................27

PROPOSED AMENDMENTS TO THE INDENTURES  ....................................28

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES  .............................29

DEALER MANAGER, DEPOSITARY AND INFORMATION AGENT  .........................31

MISCELLANEOUS  ............................................................32

ANNEX A  .................................................................A-1

ANNEX B ..................................................................B-1



                            AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other documents and information with the Securities and Exchange Commission (the "Commission"). The Company also has filed with the Commission an Issuer Tender Offer Statement on Schedule TO (the "Tender Offer Statement") under the Exchange Act, which includes certain of the information contained in this Statement and certain other information relating to the Tender Offers. Such reports, proxy statements and other documents and information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web Site located at http://www.sec.gov that contains reports, proxy and the aforementioned statements and other information regarding registrants that have filed electronically with the Commission, including the Company. The Company's Shares and LYONs are listed and traded on the New York Stock Exchange and such reports, proxy statements and other documents and information concerning the Company are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

   Copies of the Indentures (as defined) pursuant to which the LYONs and the TPI Debentures were issued also are available from the Company upon request. Requests for such copies should be directed to the Information Agent or the Dealer Manager at the addresses and telephone numbers set forth herein.


THE LYONS HOLDERS SHOULD READ THE DEFINITIVE CONSENT SOLICITATION MATERIAL WHICH WE WILL PROVIDE AFTER THAT MATERIAL RECEIVES REGULATORY CLEARANCE. THIS MATERIAL, WHICH WE EXPECT TO PROVIDE ON OR SHORTLY AFTER APRIL 6, 2000, WILL CONTAIN IMPORTANT INFORMATION. THIS MATERIAL, ONCE AVAILABLE, WILL BE FILED WITH THE COMMISSION AND IT, AS WELL AS ANY OTHER MATERIAL FILED WITH THE COMMISSION, WILL BE AVAILABLE FOR FREE ON THE COMMISSION'S WEB SITE, WHICH IS REFERENCED ABOVE.

                   INCORPORATION OF INFORMATION BY REFERENCE

     The following documents of the Company have been filed with the Commission and are incorporated herein by reference:

     (i) the Company's Tender Offer Statement on Schedule TO filed with the Commission on March 27, 2000;

     (ii) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1999 filed with the Commission on January 31, 2000; and

     (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended February 20, 2000 filed with the Commission on March 22, 2000.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the Expiration Date shall be deemed to be incorporated by reference into this Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement. The Company will provide without charge to each person, including any beneficial owner to whom this Statement has been delivered, upon written or oral request of such person, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Richard D. Schafstall, Senior Vice President, General Counsel and Secretary, Shoney's, Inc., 1727 Elm Hill Pike, Nashville, Tennessee 37210; (615) 231-2253.

                                SPECIAL FACTORS

     In deciding whether to participate in the Tender Offers and Solicitation, each Holder should consider carefully, in addition to the other information contained or incorporated by reference herein, the information appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 1999 and in the Quarterly Report on Form 10-Q for the quarter ended February 20, 2000, under the caption "Risk Factors" in "Management's Discussion and Analysis of Financial Condition and Results of Operations," which information is incorporated into this Statement by reference. Each Holder also should consider the following factors when making a decision about whether or not to tender Notes pursuant to the Tender Offers.

     ADVERSE EFFECT OF PROPOSED AMENDMENTS ON HOLDERS WHO DO NOT TENDER. Notes not repurchased pursuant to the Tender Offers will remain outstanding. If the Proposed Amendments become operative, certain of the principal restrictive covenants contained in the Indentures will be amended or eliminated. The Indentures, as so amended, will continue to govern the terms of the Notes that remain outstanding under each Indenture after consummation of the Tender Offers. The elimination (or, in certain cases, the amendment) of those restrictive covenants and other provisions would permit the Company, insofar as the Indentures are concerned, to, among other things, incur indebtedness, pay dividends or make other restricted payments, incur liens or make investments that otherwise would not have been permitted under the Indentures. It is possible that any such actions that the Company would be permitted to take as a result of the Proposed Amendments effected by the Supplemental Indentures will adversely affect the interests of non-tendering Holders. See "Proposed Amendments to the Indentures".

     PROPOSED RESTRUCTURING AND REFINANCING. Whether or not the Tender Offers and Solicitation are consummated, the Company intends to restructure its operations and refinance substantially all of its existing senior indebtedness (the "Reorganization"). A major element of the Reorganization is the separation of the Company's "Shoney's" and "Captain D's" restaurant operations. Each of these operations would then be separately financed with new indebtedness, all of which would be senior to the Notes and secured by all of such operation's assets. The Reorganization also may restrict the ability of such operations to make cash payments to the Company. See "-- Operating History; Repayment of Notes Uncertain" and "The Company-Planned Reorganization". The new indebtedness would be used for general corporate purposes, including working capital and capital expenditures.

     REDUCED LIQUIDITY OF THE NOTES. The LYONs currently are listed on the New York Stock Exchange and the TPI Debentures currently are traded over-the-counter. Trading in both has been limited. There can be no assurance that any trading market will exist for either the LYONs or the TPI Debentures following consummation of the Tender Offers. The extent of the public market for the Notes following a consummation of the Tender Offers would depend on the number of Holders that remain at such time, the interest in maintaining markets in the Notes on the part of securities firms and other factors. An issue of security with a smaller float may trade at lower prices than would a comparable issue of securities with a greater float. Accordingly, the market price for Notes that are not tendered in the Tender Offers may be adversely affected to the extent that the amount of Notes purchased pursuant to the Tender Offers reduces the float. The reduced float also may have the effect of causing the trading prices of the Notes that are not tendered or purchased to be more volatile.

     OPERATING HISTORY; REPAYMENT OF NOTES UNCERTAIN. The Company has experienced significant losses in recent years and, as of February 20, 2000, had an accumulated deficit of approximately $338 million. Accordingly, there can be no assurance that the Company will achieve profitability at a level sufficient to assure repayment of the Notes that remain outstanding following the Tender Offers. In addition, upon the effectiveness of the Proposed Amendments, certain covenants will be eliminated which may adversely affect the market price for the Notes. In addition, the Indentures pursuant to which the Notes are issued impose no restrictions on the ability of the Company or its subsidiaries to incur senior indebtedness which would be expressly or effectively senior to the Notes. The existence of current or future indebtedness of the Company or its subsidiaries may make repayment of the Notes upon maturity less probable. As described above, we intend to restructure our operations, including issuing new indebtedness at the subsidiary level and refinancing the Company's senior indebtedness. In addition, substantially all of the assets of the Company currently are pledged or mortgaged to secure indebtedness of the Company and its subsidiaries and may be pledged or mortgaged to secure future indebtedness of the Company and its subsidiaries. All such secured indebtedness is effectively senior to the Notes. Accordingly, there is no direct access to assets of the Company or its subsidiaries in the event of a non-payment of the Notes and there can be no assurance that the Company will have sufficient cash on hand or available from the liquidation of other assets, or that other sources of funding will be available, to pay interest on the TPI Debentures prior to maturity, or principal on either the TPI Debentures or the LYONs at maturity.

     CERTAIN BANKRUPTCY CONSIDERATIONS. Any payments made to Holders in consideration for their Notes also may be subject to challenge as a preference if such payments: (a) are made within ninety (90) days of a bankruptcy filing by the Company (or within one (1) year in the case of Holders who are determined to be insiders of the Company); (b) are made when the Company is insolvent; and (c) permit the Holders to receive more than they otherwise might receive in a liquidation under applicable bankruptcy laws. If such payments were deemed to be a preference, the full amount of such payments could be recovered by the Company as a debtor in possession or by the Company's trustee in bankruptcy, and the Holder would be entitled to assert claims in respect of the Notes against the Company in its reorganization or bankruptcy case. The Company does not believe that it is currently insolvent, will be insolvent after giving effect to the Tender Offers or will be insolvent within one (1) year, although for purposes of the preference laws described above, the Company would be presumed insolvent for the ninety (90) days preceding a bankruptcy or reorganization case.

     FAIRNESS. The Tender Offers have been unanimously approved by the Company's Board of Directors. A condition of the Tender Offers is that at least 51% of the Holders of each of the TPI Debentures and the LYONs consent to the Proposed Amendments. The Company has not retained and does not intend to retain any unaffiliated representative to act solely on behalf of the unaffiliated Holders for purposes of negotiating the terms of the Tender Offers and/or preparing a report concerning the fairness of the Tender Offers. The Company has not received any report, opinion or appraisal from an outside party that is materially related to the Tender Offers.

     The Company determined that this was an appropriate time to offer to purchase the Notes in view of the proposed restructuring of the Company's operations and the incurrence of significant new senior indebtedness. The Company is not making a recommendation whether holders should tender Notes. Holders should determine whether to accept the tender offers based upon their own assessment of current market value, liquidity needs and investment objectives. In some cases, the Tender Offer Consideration may be in excess of recent prevailing market prices. In making the Tender Offers, the factors considered by the Company were the additional indebtedness that is proposed to be incurred that would be senior to the Notes, the opportunity to retire indebtedness at a discount and increase the operational and financial flexibility of the Company, the operating history of the Company and the recent prevailing market prices of the Notes. See "-Proposed Restructuring and Refinancing" and "-Operating History; Repayment of Notes Uncertain."



                                     5
                                THE COMPANY

     GENERAL. As of February 20, 2000, Shoney's, Inc. operated and franchised a chain of 1,102 restaurants in 28 states, including 641 company-owned and 461 franchised restaurants. The diversified food service chain consists of three restaurant divisions: Shoney's Restaurants, Captain D's and a Casual Dining Group. Shoney's Restaurants are family dining restaurants offering full table service and a broad menu, and Captain D's are quick-service restaurants specializing in seafood. The Casual Dining Group consisted of two restaurant concepts: Fifth Quarter, a steakhouse concept, and Pargo's, a contemporary casual dining restaurant featuring a wide variety of fresh, made-from-scratch dishes. Effective March 1, 2000, the Company sold the assets and operations comprising the Pargo's restaurants for $10,780,000 plus the assumption by the buyer of certain liabilities. The Company also owns Commissary Operations, Inc. ("COI") which operates three distribution centers that support the Company's operations and those of its franchised restaurants. COI also includes a food processing facility for ground beef, steaks, and soup products. The Company's fiscal year ends on the last Sunday in October. Fiscal year 1999 included 53 weeks compared to 52 weeks for fiscal 1998 and 1997.

     PLANNED REORGANIZATION. Given the recent operating history of the Company's restaurants, the Company intends to restructure its operations and refinance substantially all of its senior indebtedness. A major element of this restructuring plan is the separation of the Company's "Shoney's" and "Captain D's" restaurant operations. Each of these operations then would be separately financed with new senior secured indebtedness. The Tender Offers and the retirement of the Notes pursuant to the Tender Offers are part of the Reorganization. However, the Company intends to undertake the Reorganization, as described below, whether or not the Tender Offers and Solicitations are consummated.

     The following sets forth the existing corporate and operating structure of the Company, including a description of owned and leased "Shoney's" and "Captain D's" restaurants:


                [---------------------------------------------]
                [               SHONEY'S, INC.                ]
         -------[   (32 owned Shoney's; 53 leased Shoney's)   ]------
         |      [(15 owned Captain D's; 86 leased Captain D's)]      |
         |      -----------------------------------------------      |
         |                              |                            |
         |                              |                            |
--------------------------   ------------------------   ----------------------
[  TPI RESTAURANTS, INC. ]   [                      ]   [                    ]
[                        ]   [ SHN INVESTMENTS, LLC ]   [     COMMISSARY     ]
[  (31 leased Shoney's)  ]   [                      ]   [  OPERATIONS, INC.  ]
[ (31 leased Captain D's ]   [                      ]   [                    ]
-------------------------    ------------------------   ----------------------
         |                              |
         |                              |
--------------------------  -------------------------
[   TPI PROPERTIES, INC. ]  [ SHN PROPERTIES, LLC   ]
[                        ]  [                       ]
[   (18 owned Shoney's)  ]  [ (130 owned Shoney's)  ]
[  (25 owned Captain D's ]  [(205 owned Captain D's)]
--------------------------  ------------------------




                                    6

To accommodate the new financing, the Company, as a part of the Reorganization, intends to:


         *       Merge TPI Restaurants, Inc. into Shoney's, Inc.

         * Undertake reorganizations at the subsidiary level that will result in TPI Properties, Inc. (which will be converted to a limited liability company and renamed "Shoney's Properties, LLC") owning 146 Shoney's restaurants and SHN Properties LLC (which will be renamed "D's Properties, LLC") owning 230 Captain's D's restaurants;

         * Create a new Captain D's operating company ("Captain D's, Inc.") at the level where SHN Investments currently appears;

         * Transfer (by lease, license or otherwise) from Shoney's, Inc. to Captain D's, Inc. the following: 15 owned and 86 leased Captain D's restaurants, all Captain D's equipment, trademarks, franchises and other general intangibles comprising the Company's "Captain D's" business; and

         * Transfer from TPI Restaurants, Inc. to the new Captain D's, Inc. 31 leased Captain D's restaurants and related equipment.

     After these steps and changing the names of certain of the subsidiary corporations, the resulting corporate structure of the Company with respect to the Company's owned and leased "Shoney's" and "Captain D's" restaurants would be as follows:


                [--------------------------------------------]
                [               SHONEY'S, INC.               ]
         -------[   (34 owned Shoney's; 84 leased Shoney's)  ]-------
         |      ----------------------------------------------       |
         |                              |                            |
         |                              |                            |
         |                              |                            |
--------------------------  --------------------------   ----------------------
[SHONEY'S PROPERTIES, LLC]  [    CAPTAIN D'S, INC.   ]   [                    ]
[                        ]  [                        ]   [     COMMISSARY     ]
[  (146 owned Shoney's)  ]  [ (15 owned Captain D's) ]   [  OPERATIONS, INC.  ]
[                        ]  [(117 leased Captain D's)]   [                    ]
-------------------------   --------------------------   ----------------------
                                        |
                                        |
                            -------------------------
                            [  D'S PROPERTIES, LLC  ]
                            [
                            [(230 owned Captain D's)]
                            [                       ]
                            -------------------------




                                       7

     The Reorganization results in the Company's "Shoney's" operations being within Shoney's, Inc., and Shoney's Properties, LLC ("Shoney's Properties") and the Company's "Captain D's" operations being within Captain D's, Inc. and D's Properties, LLC ("D's Properties").

     The Company intends to refinance its existing indebtedness and pay the Tender Offer Consideration with new senior secured financing of approximately $250 million. The Company expects that this financing would restrict the ability of its subsidiaries to make payments to Shoney's, Inc. other than for goods and services that are provided on an arms-length basis. Accordingly, the creditors of Shoney's (which would include any Notes that remain outstanding after the Tender Offers) would not have direct access to the assets of its subsidiaries. In addition, any Notes that remain outstanding following the Tender Offers will be subordinate to all of this planned senior secured indebtedness.

     SOURCE AND AMOUNT OF FUNDS. The total amount of funds required by the Company to pay the Tender Offer Consideration (assuming all Notes are tendered prior to the Applicable Consent Deadline) and refinance substantially all of its remaining indebtedness is estimated to be approximately $250 million (the "New Financing"). The Company has retained Banc of America Securities LLC to assist it with restructuring its balance sheet and related indebtedness. We currently are engaged in discussions with Banc of America Securities LLC with respect the proposed New Financing. Although we have not received any lending commitment, we believe that the New Financing will be available to us.

     No assurance, however, can be given that the New Financing will be available or received by the Company upon satisfactory terms. Consummation of the Tender Offers is contingent upon, among other things, the Company receiving debt financing in an amount necessary to (a) pay the Tender Offer Consideration; (b) refinance substantially all of the remaining indebtedness of the Company; and (c) pay fees and expenses associated with the foregoing, all on terms acceptable to the Company.

     To the extent that the proceeds of the New Financing are not used to retire the LYONs and TPI Debentures, the Company intends to use any such remaining proceeds for general corporate purposes, including working capital and capital expenditures.



                                      8

                          FINANCIAL INFORMATION


       Unaudited Pro Forma Consolidated Condensed Financial Statements
            (in thousands except principal and accreted amounts)

     The following unaudited pro forma consolidated condensed balance sheet as of February 20, 2000 gives effect to new debt proceeds totaling $250 million and the application of the estimated proceeds, net of finance charges and expenses, to the purchase of all outstanding LYONs and TPI Debentures at prices of $250 per $1000 of Accreted Value (in the case of the LYONs) and $250 per $1,000 principal amount (in the case of the TPI Debentures), respectively, and the repayment of existing bank debt as described in Summary Term Sheet of this Statement, as if all such transactions had been completed as of February 20, 2000.

     The following unaudited pro forma consolidated condensed statement of operations for the year ended October 31, 1999 gives effect to the following transactions as if all such transactions had been completed as of October 26, 1998 and the following unaudited pro forma consolidated condensed statement of operations for the sixteen week period ended February 20, 2000, gives effect to the following transactions as if all such transactions had been completed as of November 1, 1999:

* the receipt of new debt proceeds totaling $250 million and the application of the estimated net proceeds thereof to the purchase of LYONs and TPI Debentures and repayment of existing bank debt as described in Summary Term Sheet of this Statement.

     The pro forma consolidated condensed financial information presented herein does not purport to represent what the Company's results of operations or financial position would have been had such transactions in fact occurred at the beginning of the periods presented or to project results of operations in any future period. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with our Consolidated Financial Statements and related Notes thereto incorporated by reference in this Statement.











                                     9

                             SHONEY'S, INC.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                    Pro Forma
(in thousands)                        Historical    Pro Forma       Historical
                                       2/20/00     Adjustments        2/20/00
                                     -----------   -----------      ----------
ASSETS
Current assets:
  Cash and cash equivalents          $   8,856     $ 240,500  (a)
                                                    (232,728) (b)   $  16,628
  Accounts and notes receivable, net     9,183                          9,183
  Inventories                           46,507                         46,507
  Prepaid expenses                       3,489                          3,489
  Net current assets held for sale      20,574                         20,574
                                      --------      --------         --------
    Total current assets                88,609         7,772           96,381

Net Property Plant & Equipment         279,469                        279,469

Other assets:
  Goodwill, net                         19,053                         19,053
  Deferred charges and other
    intangible assets                    5,783         9,500  (a)
                                                      (5,202) (b)      10,081
  Other                                  4,038                          4,038
                                      --------      --------         --------
                                     $ 396,952     $  12,070        $ 409,022
                                      ========      ========         ========

LIABILITIES AND COMMON
  STOCKHOLDERS' DEFICIT
  Current liabilities:
    Accounts payable                 $  28,519                      $  28,519
    Other accrued liabilities           61,671        (1,487) (b)
                                                      17,024  (b)      77,208
    Reserve for litigation
      settlements                        3,873                          3,873
    Debt and capital leases
      due within one year               29,190       (26,744) (b)       2,446
                                      --------      --------         --------
      Total current liabilities        123,253       (11,207)         112,046

  Long-term senior debt and capital
    lease obligations                  186,025       250,000  (a)
                                                    (159,172) (b)     276,853
  Zero coupon subordinated
    convertible debentures             125,684      (125,684) (b)           0
  Subordinated convertible debt         49,327       (49,327) (b)           0
  Reserve for litigation settlements       136                            136

  Other liabilities                     62,497                         62,497

  Shareholders' deficit:
    Common stock                        50,515                         50,515
    Additional paid-in capital         137,794                        137,794
    Accumulated deficit               (338,279)      107,460  (b)    (230,819)
                                      --------      --------         --------
      Total shareholders' deficit     (149,970)      107,460          (42,510)
                                      --------      --------         --------
                                     $ 396,952     $  12,070        $ 409,022
                                      ========      ========         ========

See notes to unaudited pro forma consolidated condensed balance sheet.


                                     10

                             SHONEY'S, INC.

                     NOTES TO UNAUDITED PRO FORMA
                 CONSOLIDATED CONDENSED BALANCE SHEET
        (In thousands, except principal and accreted amounts)



(a) Reflects $240,500 of new debt proceeds, net of debt issuance costs of $9,500.

(b) Reflects the application of the new debt proceeds for the acquisition of $125,684 accreted value of subordinated zero coupon debentures, due 2004 for an aggregate price of $250 per $1,000 of accreted value (inclusive of consent payment for the proposed adjustments to the related indenture) or $31,421 and the acquisition of 51,563 units of $1,000 principal amount of TPI subordinated convertible debentures, due 2002 for an aggregate price of $250 per unit (inclusive of consent payment for the proposed adjustments to the related indenture and accrued interest of $1,487) or $12,891, the payment of expenses of $2,500, the application of the new debt proceeds to repay outstanding balances under the existing bank debt facility of $185,916 and the write off of unamortized debt issue costs of $5,202. Also reflects extraordinary gain in shareholders' deficit resulting from the transactions adjusted for income tax provision of $17,024 related to the extraordinary gain.






















                                     11

                             SHONEY'S, INC.

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE YEAR ENDED OCTOBER 31, 1999
                  (In thousands, except per share data)

                                                                   Pro Forma
                                      Historical     Pro Forma     Historical
                                       10/31/99     Adjustments     10/31/99
                                     -----------    -----------     ----------

Total Revenues                       $  999,373                    $  999,373

Costs and expenses
  Cost of sales                         872,376                       872,376
  General and administrative expenses    77,389                        77,389
  Impairment of long-lived assets        18,424                        18,424
  Interest expense                       42,159     $ (10,449) (a)     31,710
  Restructuring expenses                  4,486                         4,486
  Litigation settlement                  14,500                        14,500
                                      ---------      --------       ---------
    Total costs and expenses          1,029,334       (10,449)      1,018,885

Loss before income taxes
   and extraordinary item               (29,961)       10,449         (19,512)

Benefit from income taxes                (1,135)            0  (b)     (1,135)
                                      ---------      --------       ---------

Net loss before extraordinary item   $  (28,826)    $  10,449      $  (18,377)
                                      =========      ========       =========

Earnings per common share
   Basic:
     Net loss before
       extraordinary item               ($0.58)        $0.21          ($0.37)
                                      =========      ========       =========

   Diluted:
     Net loss before
       extraordinary item               ($0.58)        $0.21          ($0.37)
                                      =========      ========       =========

Weighted average shares outstanding
   Basic                             49,339,259                    49,339,259
   Diluted                           49,339,259                    49,339,259


See notes to unaudited pro forma consolidated statements of operations.

                                     12

                             SHONEY'S, INC.

   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
              FOR THE SIXTEEN WEEKS ENDED FEBRUARY 20, 2000
                  (In thousands, except per share data)

                                                                   Pro Forma
                                      Historical     Pro Forma     Historical
                                       2/20/00      Adjustments     2/20/00
                                     -----------    -----------     ----------
Total Revenues                       $  251,636                    $  251,636

Costs and expenses
  Cost of sales                        224,862                        224,862
  General and administrative expenses   18,875                         18,875
  Interest expense                      11,762      $  (3,567) (a)      8,195
                                      --------       --------       ---------
     Total costs and expenses          255,499         (3,567)        251,932

Loss before income taxes and
   extraordinary item                   (3,863)         3,567            (296)

Provision for income taxes                 112              0  (b)        112
                                      ---------      --------       ---------

Net loss before extraordinary item   $  (3,975)     $   3,567      $     (408)
                                      =========      ========       =========

Earnings per common share
   Basic:
     Net loss before
       extraordinary item              ($0.08)         $0.07          ($0.01)
                                      =========      ========       =========

   Diluted:
     Net loss before
       extraordinary item              ($0.08)         $0.07          ($0.01)
                                      =========      ========       =========

Weighted average shares outstanding
   Basic                             50,028,705                    50,028,705
   Diluted                           50,028,705                    50,028,705


See notes to unaudited pro forma consolidated statements of operations.

                                     13

                             SHONEY'S, INC.

                     NOTES TO UNAUDITED PRO FORMA
                CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Dollars in thousands)



(a) Reflects the inclusion of the interest expense and amortization of deferred financing costs related to the new debt, assuming a 10.4% interest rate, and the elimination of interest expense associated with the subordinated convertible debentures, due 2002 and the subordinated zero coupon debentures, due 2004 and the repayment of the existing bank debt facility with the net proceeds of the new debt.

(b) Reflects no income tax provision applied to the adjusted loss before income taxes due to a decrease in the valuation allowance for deferred tax assets during the sixteen weeks ended February 20, 2000 and the year ended October 31, 1999.



     Note:The unaudited pro forma consolidated condensed statements of operations exclude the effects of the extraordinary gain of $107,460 resulting from the purchase of the notes (net of expenses) pursuant to the tender offers at a substantial discount to their related principal amount ($128,199), the write-off of unamortized debt issue costs ($5,202), the write-off of accrued interest ($1,487) and the related tax effects ($17,024).












                                     14


FINANCIAL RATIOS

                             Year Ended               Sixteen Weeks Ended
                      October 25,   October 31,    February 16,    February 20,
                         1998          1999            1999            2000
                      ------------------------     ----------------------------
Ratio of earnings
  to fixed charges (1)    --             --             --               --

Pro forma
  ratio of earnings
  to fixed charges (1)    --             --             --               --

Book value per
  common share                                                      $ (2.97)

Pro forma book value
  per common share                                                  $ (0.84)



(1) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, "earnings" means income
     (loss) before provision (benefit) for income taxes and extraordinary items plus fixed charges (other than capitalized interest). "Fixed charges" means total interest whether capitalized or expensed
     (including the portion of rent expense representative of interest costs) on outstanding debt plus (i) debt related fees and (ii) amortization of deferred financing costs. Earnings were inadequate to cover fixed charges in the fiscal years ended October 31, 1999 and October 25, 1998 by $29,961 and $79,492, respectively. Earnings were inadequate to cover fixed charges for sixteen weeks ended February 20, 2000 and February 16, 1999 by $3,863 and $15,895, respectively. On a pro forma basis, earnings were inadequate to cover fixed charges for the fiscal year ended October 31,1999 and the sixteen weeks ended
     February 20, 2000 by $19,512 and $296, respectively.




                                     15



                THE TENDER OFFERS AND CONSENT SOLICITATIONS

     PURPOSE. The purpose of the Tender Offers is to enable the Company to eliminate or reduce the debt evidenced by the Notes. All of the Notes purchased by the Company upon the consummation of the Tender Offers will be retired by the Company. The purpose of the Solicitation is to increase the Company's financial and operating flexibility by eliminating or reducing the restrictions contained in the Indentures.

     The Tender Offers also may give Holders who are considering the sale of all or some of their Notes the opportunity to sell their Notes for a higher price than may have been available on the open market immediately prior to the announcement of the Tender Offers and without the usual transaction costs associated with market sales. No commissions are payable to either the Dealer Manager, the Information Agent or the Depositary by Holders who tender their Notes in the Tender Offers. There may be adverse consequences to the Holders of Notes who do not tender them in the Tender Offers. See "Special
Factors-Adverse Effect of Proposed Amendments on Holders Who Do Not Tender".

     Under the terms of the Tender Offers, Notes acquired by the Company will be purchased by the Company at a substantial discount to their stated principal amount. Accordingly, if the Company acquires all $177,358,000 principal amount at maturity of the LYONs currently outstanding and all $51,563,000 principal amount of the TPI Debentures currently outstanding, the Company will recognize an extraordinary gain after giving effect to unamortized debt issuance costs and transaction costs, of approximately
$107.5 million. Such extraordinary gain represents the excess of the stated principal or accreted value amount of the Notes over their respective purchase prices, net of expenses. As of February 20, 2000, the Company had, for federal income tax purposes, an accumulated net operating loss carry-forward of approximately $67 million. Transaction costs with respect to the Tender Offers are expected to be approximately $2.5 million. The total amount of funds required by the Company to pay the Tender Offer Consideration and the Consent Payment and to pay fees and expenses relating to the Tender
Offers and Solicitation will be approximately $46.8 million. The Company expects to obtain such funds from the New Financing. See "The Company-Source
And Amount Of Funds".

     TERMS. Upon the terms and subject to the conditions set forth in the Offers, the Company is offering to purchase any and all outstanding:

         TPI Debentures for a cash purchase price of $235.00 per $1,000 principal amount (the "Debenture Purchase Price");
         and

         LYONs for a cash purchase price of $235.00 per $1,000 of Accreted Value as of March 27, 2000 (the "LYONs Purchase
         Price").

     The Company also is soliciting Consents to approve the adoption of certain proposed amendments to the Indentures under which the Notes were issued (the "Proposed



                                     16

Amendments") and is offering to pay $15.00 per $1,000 principal amount at maturity of any TPI Debenture and $15.00 per $1,000 of the Accreted Value as of March 27, 2000 of any LYON (each, a "Consent Payment") that is purchased pursuant to the Tender Offers and for which a Consent is received prior to the Applicable Consent Deadline upon the terms and subject to the conditions set forth in the Offer as it may be amended from time to time (the
"Solicitation"). The total LYONs purchase price and consent payment of $250.00 per $1,000 of accreted value equals $178.62 per $1,000 in principal amount at maturity. Holders of LYONs must deliver a separate Consent form which they will receive from the Company following regulatory clearance.
Holders of TPI Debentures who tender their TPI Debentures in the Tender
Offers will be deemed to have delivered a corresponding Consent, and Holders may not deliver Consents without tendering their Notes in the Tender Offers, except by a withdrawal of their Notes after the Applicable Consent Deadline.
See "Proposed Amendments To The Indentures".

          IN ORDER TO RECEIVE BOTH THE TENDER OFFER CONSIDERATION AND
                   THE CONSENT PAYMENT FOR ANY NOTES TENDERED,
              HOLDERS MUST TENDER SUCH NOTES AND DELIVER CONSENTS
                ON OR PRIOR TO THE APPLICABLE CONSENT DEADLINE.

     The time by which Holders of TPI Debentures must tender Notes in order to be eligible to receive the Consent Payment will be 5:00 p.m., New York
City time, on April 10, 2000, unless extended (such time and date, as the same may be extended, the "TPI Consent Deadline"). The Company must receive regulatory clearance prior to furnishing holders of LYONs with a form by which they can Consent to the Proposed Amendments.  The Company expects to receive regulatory clearance on or shortly after April 6, 2000.  At that time, a Consent form will be furnished to LYONs Holders.  In order for a
LYONs Holder to be eligible to receive a Consent Payment, the LYONs Holder must deliver a Consent and tender the Holder's Notes no later than 5:00 p.m.,
New York City time, on the tenth calendar day following the date on which regulatory clearance is received, unless extended (the "LYONs Consent
Deadline").   We expect the LYONs Consent Deadline to be April 16, 2000, unless extended.

     The Company anticipates that it will extend the initial Consent
Deadlines if, and only if, it has not received tenders and consents from Holders of at least a majority of the outstanding principal amount at maturity of each of the TPI Debentures and the LYONs by the initial Consent
Deadlines. The Company reserves the right to extend either Applicable Consent
Deadline without extending the other. Any such extension will be for a specified time period and will be announced in a press release. Holders who tender Notes after the Applicable Consent Deadline will not receive the Consent Payment.

     The time by which Holders must tender Notes in order to be eligible to have their Notes purchased pursuant to the Tender Offers will be 11:59 p.m., New York City time, on April 24, 2000, unless extended (such time and date, as the same may be extended, the



                                     17

"Expiration Date"). Any such extension will be announced in a press release.
See "-Extension, Amendment and Termination of Tender Offers and Consent
Deadlines".

     The Tender Offers are conditioned upon, among other things, receipt by the Depositary of valid and unrevoked Consents from Holders (the "Consent
Condition") of at least (a) $88,680,000 principal amount at maturity of the outstanding LYONs and (b) $25,782,000 principal amount of the outstanding TPI
Debentures. See "-Conditions". As of March 24, 2000, $177,358,000 of aggregate principal amount at maturity of the LYONs (with an accreted value on such date of $126,629,558) and $51,563,000 of aggregate principal amount of TPI Debentures are outstanding for purposes of determining whether the Consent Condition has been satisfied.

     Notes purchased pursuant to the Tender Offers will be paid for in same-day funds on the Payment Date, which will be the second business day after the date on which the Tender Offers expire, or as soon as practicable thereafter. See "-Acceptance for Payment and Payment for the Notes".

     Under United States federal tax laws, the Depositary may be required to withhold 31% of the amount of any payments made to certain Holders pursuant to the Tender Offers. See "Certain U.S. Federal Income Tax Consequences".

     CONDITIONS. The Tender Offers and Solicitation and the payment of the Tender Offer Consideration and Consent Payments are conditioned upon each of the following:

     (1)   satisfaction of the Consent Condition;

     (2) at least a majority in aggregate principal amount at maturity of LYONs and at least a majority in principal amount of TPI Debentures being validly tendered and not withdrawn;

     (3) at least 90% of the combined aggregate principal amount of the Notes being validly tendered and not withdrawn;

     (4)  execution by the trustee under each of the Indentures (the
"Trustee") of the Supplemental Indentures implementing the Proposed
Amendments;

     (5) receipt by the Company of debt financing sufficient to (a) pay the Tender Offer Consideration and Consent Payments; (b) refinance substantially all of the remaining indebtedness of the Company; and (c) pay fees and expenses associated with the foregoing, all on terms acceptable to the Company (or the Company being satisfied that such financing will be received substantially concurrently with the Expiration Date (the "Funding
Condition"));

     (6) no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been threatened, proposed, sought, promulgated, enacted, entered, enforced, or deemed



                                     18

to be applicable by any court or governmental regulatory or administrative agency, authority or tribunal, domestic or foreign, which, in the sole judgment of the Company, would or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Tender Offers or Solicitation or that could have a material adverse effect upon the Company;

     (7) there shall not have occurred (a) any general suspension of, shortening of hours for or limitation on prices for trading in securities on the New York Stock Exchange or in the over-the-counter market (whether or not mandatory); (b) any significant adverse change in the price of the LYONs or the TPI Debentures or in the United States' securities or financial markets;
(c) a significant impairment in the trading market for debt securities; (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States
(whether or not mandatory); (e) a commencement of a war, armed hostilities or other national or international crisis; (f) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States; (g) any significant change in United States currency exchange rate or a suspension of, or limitation on, the markets therefor (whether or not mandatory); or (h) in the case of any of the foregoing existing at the time of the commencement of the Tender Offers, a significant acceleration or worsening thereof;

     (8) the Trustee under the Indentures shall not have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of the Tender Offers or the Solicitation or the Company's ability to effect any of the Proposed
Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents to the Proposed Amendments (including the form thereof) or in the making of the Tender Offers or the Solicitation or the acceptance of or payment for any of the LYONs, the TPI Debentures or any of the Consents; and

     (9) there shall not have occurred or be likely to occur any event or series of events that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Tender Offers and Solicitation or that will, or is reasonably likely to, impair the contemplated benefits to the Company of the Tender Offers and Solicitation, or otherwise result in the consummation of the Tender Offers and Solicitation not being or not being reasonably likely to be in the best interest of the Company.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances (including any action or inaction by the Company) giving rise to such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. If any condition to the Tender Offers and Solicitation is not satisfied or waived by the Company prior to the Expiration Date, the Company reserves the right (but shall not be obligated), subject to applicable law, (i) to terminate the Tender Offers and Solicitation and return the tendered Notes to the tendering Holders; (ii) to waive all unsatisfied conditions and accept for payment and purchase all Notes that are validly tendered (and not withdrawn) prior to the Expiration
Date; (iii) to extend such



                                      19

Tender Offers and retain the Notes that have been tendered during the period for which the Tender Offers and, if applicable, Solicitation are extended; or
(iv) to amend the Tender Offers and Solicitation.   The failure by the
Company at any time to exercise any of the foregoing rights will not be deemed a waiver of or otherwise affect any other rights and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.  Any determination by the Company concerning the events described above will be final and binding upon all parties.

     ACCEPTANCE FOR PAYMENT AND PAYMENT FOR THE NOTES. Upon the terms and subject to the conditions of the Tender Offers, the Company will accept for payment all Notes that are validly tendered pursuant to the Tender Offers prior to the Expiration Date and not validly withdrawn. For purposes of the Tender Offers, the Company will be deemed to have accepted for payment tendered Notes if, as and when the Company gives oral or written notice to the Depositary of its acceptance for payment of such Notes. Payment for Notes accepted for payment pursuant to the Tender Offers will be made by deposit of funds with the Depositary, which will act as agent for the tendering Holders for the purpose of receiving payments from the Company and transmitting such payments to the tendering Holders. Notes purchased pursuant to the Tender
Offers and payments for valid Consents not withdrawn will be paid for in same-day funds on the second business day after the Expiration Date, or as soon as practicable thereafter.

     WITHDRAWAL AND REVOCATION RIGHTS. Tenders of Notes may be withdrawn at any time prior to the Expiration Date and, unless accepted by the Company, any time after 40 business days after the date hereof. A valid withdrawal of tendered Notes will constitute the concurrent valid revocation of such Holder's related Consent, once given. If the Tender Offers are terminated without any Notes being purchased thereunder, the Notes tendered pursuant to the Tender Offers will be promptly returned to the tendering Holder.

     For a withdrawal of Notes to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary at its address set forth on the back cover of this Statement. The withdrawal notice must specify the name of the person who tendered the Notes to be withdrawn; must contain a description of the Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Notes and the aggregate principal amount represented by such Notes; and must be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes. In addition, the notice of withdrawal must specify, in the case of Notes tendered by delivery of certificates for such Notes, the name of the registered Holder (if different from that of the tendering Holder) or, in the case of Notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn Notes. The signature on the notice of withdrawal must be guaranteed by an Eligible Institution (as defined herein) unless such Notes have been tendered for the account of an Eligible Institution (as defined herein). If certificates for the Notes to be withdrawn have been delivered or otherwise identified to the



                                     20

Depositary, a signed notice of withdrawal will be effective immediately upon receipt by the Depositary of written or facsimile transmission notice of withdrawal even if physical release is not yet effected.

     Withdrawal of tenders of Notes may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered for purposes of the Tender Offers. Properly withdrawn Notes may, however, be retendered by again following one of the procedures described in "-Procedures
For Tendering Notes And Delivering Consents" below at any time prior to the Expiration Date.

     Consents may be withdrawn at any time prior to the Applicable Consent
Deadline. To withdraw a Consent, a Holder must withdraw the corresponding tendered Notes in the manner set forth above. Consents may not be withdrawn without a withdrawal of the corresponding tendered Notes. A withdrawal of a Consent may not be rescinded.

     Withdrawals of Notes and revocation of Consents can only be accomplished in accordance with the foregoing procedures.

     EXTENSION, AMENDMENT AND TERMINATION OF TENDER OFFERS AND CONSENT
DEADLINES. The Company expressly reserves the right, at any time or from time to time, regardless of whether or not the conditions set forth in "-
Conditions" shall have been satisfied, subject to applicable law, (i) to extend either Applicable Consent Deadline (either alone or together) and/or the Expiration Date for the Tender Offers; (ii) to amend the Tender Offers and Solicitation in any respect; or (iii) to terminate the Tender Offers and Solicitation prior to the Expiration Date and return the Notes tendered pursuant thereto, in each case by giving written notice of such extension, amendment or termination to the Depositary. Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, with the announcement in the case of an extension to be issued no later than 9 a.m., New York City time, on the first business day after the previously scheduled Consent Deadlines or Expiration Date, as the case may be. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

     The Company, in its sole discretion, shall decide whether to exercise its right to extend the Consent Deadlines or Expiration Date for the Tender
Offers. Tendered Notes may be withdrawn at any time on or prior to the Expiration Date and, unless accepted for payment, at any time after 40 business days following the date hereof See "-Withdrawal and Revocation
Rights".

     PROCEDURES FOR TENDERING NOTES AND DELIVERING CONSENTS. For a Holder to validly tender Notes pursuant to the Tender Offers, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer for which acceptance is being electronically transmitted through the



                                    21

Automatic Tender Offer Program ("ATOP")) an Agent's Message in lieu of the
Letter of Transmittal, and any other required documents, must be received by the Depositary at its address set forth on the back cover of this Statement prior to the Expiration Date (or, for Holders desiring to receive the Consent
Payment, prior to the Consent Deadlines). For Holders of the TPI Debentures, the tender of their Notes will be deemed to be their delivery of Consents with respect to such Notes. In addition, prior to the Expiration Date, either
(a) certificates for tendered Notes must be received by the Depositary at such address or (b) such Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender must be received by the Depositary, including an Agent's Message if the tendering Holder has not delivered a Letter of Transmittal and Consent). In order for LYONs Holders to Consent and receive the Consent Payment, such Holders must send the Consent form (or facsimile thereof) that they will receive following regulatory clearance duly executed, with any required signature guarantee, and any other required documents, to the Depositary at the address set forth on the back cover of this Statement for receipt by the Depositary prior to the LYONs Consent Deadline. The term "Agent's Message" means a message, transmitted by DTC to and received by the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal (and in the case of the LYONs, the separate Consent) and that the Company may enforce such Letter of Transmittal
(and in the case of the LYONs, the separate Consent) against such participant.

     If the Notes are held of record in the name of a person other than the signer of the Letter of Transmittal, or if certificates for unpurchased Notes are to be issued to a person other than the registered Holder, the certificates must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered Holder appears on the certificates, with the signature on the certificates or bond powers guaranteed as described below.

     The tender of Notes pursuant to the Tender Offers by one of the procedures set forth above will constitute (a) an agreement between the tendering Holder and the Company in accordance with the terms and subject to the conditions of the Tender Offers and (b) in the case of the TPI
Debentures, the Consent of the tendering Holder to the Proposed Amendments.
The delivery of Consents by Holders of LYONs pursuant to the Solicitation in accordance with one of the procedures set forth above will constitute the Consent of the delivering Holder to the Proposed Amendments.

     The method of delivery of the applicable Letter of Transmittal, certificates for Notes and all other required documents is at the election and risk of the tendering Holder. If a Holder chooses to deliver by mail, the recommended method is by registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

     All questions as to the form of documents and validity, eligibility
(including time of receipt), acceptance for payment and withdrawal of tendered Notes or Consents will be



                                      22

determined by the Company, in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of Notes or deliveries of Consents that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right in its sole discretion to waive any of the conditions of the Tender Offers or Solicitation or any defect or irregularity in the tender of Notes or deliveries of Consents of any particular Holder, whether or not similar conditions, defects or irregularities are waived in the case of other
Holders. The Company's interpretation of the terms and conditions of the Tender Offers and Solicitation (including the instructions in the Letters of Transmittal) will be final and binding. None of the Company, the Depositary, the Dealer Manager, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or any notices of withdrawal or will incur any liability for failure to give any such notification.

     NEED FOR GUARANTEE OF SIGNATURE. Signatures on a Letter of Transmittal and Consent must be guaranteed by a recognized participant (a "Medallion
Signature Guarantor") in the Securities Transfer Agents Medallion Program, unless the Notes tendered thereby are tendered (or, in the case of the separate LYONs Consent, are delivered) (a) by the registered Holder of such Notes and that Holder has not completed either of the boxes entitled "Special
Issuance/Delivery Instructions" on the Letter of Transmittal or (b) for the account of a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or is a commercial bank or trust company having an office in the United States (each, an "Eligible Institution").

     BOOK-ENTRY DELIVERY OF THE NOTES. Within two business days after the date of this Statement, the Depositary will establish an account with respect to the Notes at DTC for purposes of the Tender Offers. Any financial institution that is a participant in the DTC system may make book-entry delivery of Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's procedure for such transfer. Although delivery of Notes may be effected through book-entry at DTC, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of a book-entry transfer) an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be transmitted to and received by the Depositary prior to the Expiration Date (or, for Holders desiring to receive the Consent Payment, at or prior to the Consent
Deadline) at its address set forth on the back cover of this Statement.
Delivery of such documents to DTC does not constitute delivery to the Depositary.

     GUARANTEED DELIVERY. If a Holder desires to tender Notes pursuant to the Tender Offers after the Applicable Consent Deadline and such Holder's certificates are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration
Date, or such Holder cannot complete the procedures for book-entry transfer on a timely basis, such Notes may nevertheless be tendered provided that all of the following conditions are satisfied:



                                     23


     (a)   The tender is made by or through an Eligible Institution;

     (b) On or prior to the Expiration Date, the Depositary receives from such Eligible Institution at the address for the Depositary set forth on the back cover of this Statement, a properly completed and duly executed Notice of Guaranteed Delivery and Consent (by mail, hand delivery or facsimile).
Such Notice of Guaranteed Delivery and Consent shall (i) be substantially in the form made available by the Company; (ii) set forth the name and address of the Holder; (iii) describe the Notes and the principal amount of the Notes tendered, (iv) state that the tender is being made thereby and (v) guarantee that, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery and Consent, a duly executed
Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message in lieu of the Letter of Transmittal together with the certificates representing such Notes (or appropriate book-entry confirmation) and any other documents required by the Letter of Transmittal and the instructions thereto will be deposited by the Eligible Institution with the Depositary; and

     (c) The certificates for the tendered Notes in proper form for transfer (or confirmation of book-entry transfer into the Depositary's account at DTC), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or confirmation of a book-entry transfer of such Notes into the Depositary's account with DTC as described above, including an Agent's Message in connection therewith, and all other documents required by the Letter of Transmittal and the instructions thereto, are received by the Depositary within three New York Stock Exchange trading days after the execution of such Notice of Guaranteed Delivery and Consent.

     This procedure may be used only after the expiration of the Applicable
Consent Deadline. In all cases, payment for Notes tendered and accepted for payment pursuant to the Tender Offers will be made only after timely receipt by the Depositary of certificates for such Notes or confirmation of book-entry transfer into the Depositary's account at DTC, a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or Agent's Message and any other documents required by the Letter of Transmittal.

     ABSENCE OF APPRAISAL RIGHTS. Holders of the Notes do not have any appraisal or dissenters' rights under the Tennessee Business Corporation Act or the Indentures in connection with the Tender Offers. The Company intends to conduct the Tender Offers in accordance with applicable law.



                                     24

                          DESCRIPTION OF THE NOTES

     LIQUID YIELD OPTION NOTES DUE 2004. The following summary of certain terms of the LYONs does not purport to be complete and is qualified in its entirety by reference to the LYONs certificates.

Note $177,358,000 outstanding aggregate principal amount at maturity of Liquid Yield Option Notes Due 2004
                         (Zero Coupon - Subordinated)

Issuer                   Shoney's, Inc.

Interest                 Zero coupon (accretion rate of 8.50% per annum).

Maturity                 April 11, 2004

Conversion               Convertible at the Holder's option into Shares at
                         anytime prior to the close of business on the final
                         maturity date of the LYONs, unless previously
                         redeemed or repurchased, at a conversion rate of
                         29.349 Shares per $1,000 principal amount at
                         maturity of LYONs (equivalent to a conversion price
                         of $34.07 in principal amount per Share).

Optional Redemption      The LYONs are redeemable on at least 32 days' nor
                         more than 60 days' notice at the option of the
                         Company, in whole or in part, at anytime at the
                         redemption prices set forth in the LYONs.

Repurchase at Option
of Holders Upon a
Change of Control        None.

Ranking The LYONs are subordinate to all existing and future Senior Indebtedness (as defined in the LYONs
                         Indenture) of the Company.  As of February 20,
                         2000, the Senior Indebtedness (as defined in the LYONs Indenture) of the Company was approximately
                         $215.2 million. The LYONs Indenture contains no limitations on the incurrence of additional Senior
                         Indebtedness or other indebtedness by the Company or any of its subsidiaries.



                                     25

     8-1/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002. The following summary of certain terms of the TPI Debentures does not purport to be complete and is qualified in its entirety by reference to the TPI Debentures.

Notes $51,563,000 outstanding aggregate principal amount of 8-1/4% Convertible Subordinated Debentures Due
                         2002.

Issuer                   Shoney's, Inc. (assumed from TPI Enterprises, Inc.)

Guarantor                TPI Restaurants, Inc. (which is intended to be
                         merged into Shoney's, Inc, the issuer)

Interest Payable semi-annually on January 15 and July 15 of each year at a rate of 8-1/4% per annum.

Maturity                 July 15, 2002

Conversion               Convertible at the Holder's option into Shares at
                         anytime prior to the close of business on the final
                         maturity date of the TPI Debentures, unless
                         previously redeemed or repurchased, at an adjusted
                         conversion rate of 50.508 Shares per $1,000
                         principal amount of TPI Debentures (equivalent to a
                         conversion price of $19.80 principal amount per
                         Share).

Optional Redemption      The TPI Debentures are redeemable on at least 30
                         days' nor more than 60 days' notice at the option
                         of the Company, in whole or in part, at anytime at
                         the redemption prices set forth in the TPI
                         Indenture.

Repurchase Upon a
Change of Control        In the event a Change of Control (as defined in the
                         TPI Indenture) occurs, each Holder of a TPI
                         Debenture may require that the Company repurchase
                         all or a portion of such debenture for cash at a
                         repurchase price of 100% of the principal amount of
                         the TPI Debentures to be repurchased plus accrued
                         and unpaid interest to the repurchase date, as
                         provided in the TPI Indenture.

Ranking The TPI Debentures are subordinate to all existing and future Senior Indebtedness (as defined in the TPI Indenture) of the Company and the Guarantor.
                         As of February 20, 2000, the Senior Indebtedness
                         (as defined in the TPI Indenture) of the Company and Guarantor was approximately $340.9 million. The
                         Indenture contains no limitations on the incurrence of additional



                                     26

                         Senior Indebtedness or other indebtedness by the Company, Guarantor or any of their respective subsidiaries. The Company believes that the TPI
                         Debentures are subordinate to the LYONs.

     MARKET AND TRADING INFORMATION. The LYONs currently are listed and traded on the New York Stock Exchange. The TPI Debentures currently are traded over-the-counter. There is not an established reporting system or trading market for trading in the TPI Debentures. Accordingly, Banc of America Securities LLC has advised the Company that there is no practical way to determine the trading history of the TPI Debentures. However, the Company believes that trading in the LYONs and TPI Debentures has been limited and sporadic. Although the Company expects any untendered Notes to continue to be traded after the consummation of the Tender Offers, to the extent that the Notes are traded, the prices of Notes may fluctuate depending on the trading volume and the balance between buy and sell orders. The Company believes that the trading market for the Notes that remain outstanding after the Tender Offers will be very limited. See "Special Factors-Reduced Liquidity of the Notes".

     The Shares into which the Notes are convertible currently are traded on
the New York Stock Exchange under the symbol "SHN".   On March 24, 2000, the
last reported sales price of the Shares on the New York Stock Exchange was
$1.00.

     The following table sets forth certain information relating to the trading history of the LYONs and the Shares during the last two fiscal years and for the sixteen week period ended February 20, 2000. YOU ARE URGED TO
OBTAIN A CURRENT QUOTATION.


                          SHARES                  LYONs (1)
                      ----------------------------------------
                      High      Low           High         Low
                      ----      ---           ----         ---
2000
  First Quarter       $1.56    $1.00         22.500      12.000
1999
  First Quarter       $3.63    $1.31         34.500      22.000
  Second Quarter      $2.94    $1.81         25.000      21.000
  Third Quarter       $2.50    $2.00         28.000      22.125
   Fourth Quarter     $2.50    $1.44         23.875      19.000
1998
  First Quarter       $5.00    $3.00         44.500      40.000
  Second Quarter      $5.88    $3.63         48.000      39.500
  Third Quarter       $5.06    $2.75         48.250      42.000
  Fourth Quarter      $3.44    $1.50         44.125      23.500

------------------------
[FN]
(1) Source - Bloomberg: NYSE Quotes. Prices represent percentage of principal amount at maturity.

     The Company and its affiliates, including its executive officers and directors, will be prohibited under applicable federal securities law from repurchasing additional Notes outside of the Tender Offers until at least the 10th business day after the Expiration Date. Following such time, if any Notes remain outstanding, the Company may purchase additional Notes in the open market, in private transactions, through a subsequent tender offer, or otherwise, any of which may be consummated at purchase prices higher or lower than that offered in the Tender Offers described in this Statement. The decision to repurchase additional Notes, if any, will depend upon many factors, including the market price of the Notes, the results of the Tender Offers, the business and financial position of the Company, and general economic and market conditions. Any such repurchase may be on the same terms or on terms more or less favorable to Holders than the terms of the Tender Offers as described in this Statement.

                   PROPOSED AMENDMENTS TO THE INDENTURES

     GENERAL. The LYONs are issued pursuant to an indenture dated April 1, 1989 by and between the Company and The Bank of New York, successor to Sovran Bank/Central South, as trustee (the "LYONs Indenture"). The TPI Debentures are issued pursuant to an indenture dated as of July 15, 1992, as amended by a First Supplemental Indenture dated as of September 9, 1996 (as amended, the "TPI Indenture"), between and among the Company, TPI and The Bank of New York, as trustee. The LYONs Indenture and TPI Indenture are referred to collectively in this Statement as the "Indentures".

     The Proposed Amendments would be set forth in supplemental indentures to each of the Indentures (the "Supplemental Indentures"). The Supplemental Indentures would be executed promptly following satisfaction of the Consent Condition; however, the Supplemental Indentures will provide that the Proposed Amendments will not become operative unless and until validly tendered Notes are purchased pursuant to the Tender Offers. The execution and delivery of the applicable Letter of Transmittal and Consent by a Holder tendering Notes (or separate Consent in the case of a LYONs Holder) will constitute the Consent of such Holder to the Proposed Amendments. Holders who tender their TPI Debentures will be deemed to deliver a corresponding Consent to the Proposed Amendments. Such Holders may not deliver a separate Consent. Holders of LYONs must deliver a separate Consent form which the Company will provide following regulatory clearance.

     If Notes are not purchased pursuant to the Tender Offers (or if the Consent Condition is not satisfied), the Proposed Amendments will not become operative.

     If the Tender Offers are consummated and the Proposed Amendments become effective, the Proposed Amendments will be binding on all non-tendering Holders. The modification or elimination of restrictive covenants and other provisions pursuant to the Proposed Amendments may be adverse to the interests of non-tendering Holders. See "Special Factors-Adverse Effect of Proposed Amendments on Holders Who Do Not Tender".

     PROPOSED AMENDMENTS. The full text of the proposed substantive amendments to the LYONs Indenture and the TPI Indenture are set forth, respectively, in Annex A and Annex B hereto. The Supplemental Indentures will contain other modifications to certain other sections of the Indentures to conform those sections to the proposed amendments set forth in Annex A and Annex B. Copies of the proposed Supplemental Indentures may be obtained from the Information Agent.


                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING SUMMARY IS A GENERAL DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES APPLICABLE UNDER CURRENT LAW TO THE SALE OF NOTES PURSUANT TO THE TENDER OFFERS BY A "U.S. HOLDER" (WHICH, FOR PURPOSES OF THE OFFER, MEANS A HOLDER OF NOTES THAT IS (A) AN INDIVIDUAL CITIZEN OR RESIDENT OF THE UNITED STATES, (B) A CORPORATION ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR (C) OTHERWISE SUBJECT TO UNITED STATES FEDERAL INCOME TAX ON A NET INCOME BASIS IN RESPECT OF THE NOTES). THE DISCUSSION DOES NOT DEAL WITH SPECIAL CLASSES OF HOLDERS, SUCH AS DEALERS IN SECURITIES OR CURRENCIES, TRADERS IN SECURITIES ELECTING TO MARK-TO-MARKET, BANKS, FINANCIAL INSTITUTIONS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, HOLDERS THAT ARE NOT U.S. HOLDERS, PERSONS HOLDING NOTES AS A POSITION IN A "STRADDLE" OR CONVERSION TRANSACTION, OR AS PART OF A "SYNTHETIC SECURITY" OR OTHER INTEGRATED FINANCIAL TRANSACTION OR PERSONS THAT HAVE A FUNCTIONAL CURRENCY OTHER THAN THE U.S. DOLLAR. IN ADDITION, THE DISCUSSION DOES NOT DESCRIBE ANY TAX CONSEQUENCES ARISING OUT OF THE LAWS OF ANY STATE OR LOCAL OR FOREIGN JURISDICTION. THIS DISCUSSION ASSUMES THAT THE NOTES ARE HELD AS "CAPITAL ASSETS" WITHIN THE MEANING OF SECTION 1221 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE COMPANY HAS NOT SOUGHT ANY RULING FROM THE INTERNAL REVENUE SERVICE (THE "IRS") WITH RESPECT TO THE STATEMENTS MADE AND THE CONCLUSIONS REACHED IN THIS DISCUSSION, AND THERE CAN BE NO ASSURANCE THAT THE IRS WILL AGREE WITH SUCH STATEMENTS AND CONCLUSIONS.

     Sales of Notes pursuant to the Tender Offers by U.S. Holders will be taxable transactions for United States federal income tax purposes. Subject to the discussion of the market discount rules set forth below, a U.S. Holder selling Notes pursuant to the Tender Offers will recognize capital gain or loss in an amount equal to the difference between the amount of cash received (other than amounts received attributable to accrued interest, which will be taxed as such) and the U.S. Holder's adjusted tax basis in the Notes sold at the time of sale. A U.S. Holder's adjusted tax basis in Notes generally will equal the cost of the Notes to such U.S. Holder, increased by the amount of any original issue discount and market discount previously taken into income by the U.S. Holder, and reduced by the amount of any amortizable bond premium previously amortized by the U.S. Holder with respect to the Notes. Capital gain of a non-corporate U.S. Holder is generally subject to a maximum tax rate of 20 percent in respect of property held for more than one year. The deductibility of capital losses is limited.

     An exception to the capital gain treatment described above may apply to a U.S. Holder who purchased Notes at a "market discount." Subject to a statutory de minimis exception, Notes have market discount if they were purchased at an amount less than the adjusted issue price, in the case of the LYONs, or less than the stated redemption price at maturity, in the case of the TPI Debentures. In general, unless the U.S. Holder has elected to include market discount in income currently as it accrues, any gain realized by a U.S. Holder on the sale of Notes having market discount in excess of a de minimis amount will be treated as ordinary income to the extent of the lesser of (i) the gain recognized or (ii) the portion of the market discount that has accrued (on a straight-line basis or, at the election of the U.S. Holder, on a constant yield basis) while such Notes were held by the U.S. Holder.

     In the case of a U.S. Holder who does not tender its Notes pursuant to the Tender Offers, the adoption of the Proposed Amendments should not result in a deemed exchange of the Notes because the Proposed Amendments should not constitute a "significant modification" to the terms of the Notes for U.S. federal income tax purposes as defined in applicable Treasury Regulations. In such case, a Holder who does not tender its Notes pursuant to the Tender Offers will not recognize any gain or loss for U.S. federal income tax purposes upon the adoption of the Proposed Amendments and will have the same adjusted tax basis and holding period in the Notes after the adoption of the Proposed Amendments that such Holder had in the Notes immediately before such adoption.

     Alternatively, if the adoption of the Proposed Amendments would result in a deemed exchange of Notes for new Notes ("New Notes"), it is unclear whether the deemed exchange would constitute a tax-free recapitalization involving an exchange of "securities." If such a deemed exchange did constitute a recapitalization: (i) a non-tendering U.S. Holder generally would not recognize gain or loss as a result of the deemed exchange, (ii) a non-tendering U.S. Holder's adjusted tax basis in the New Notes generally would equal such holder's adjusted tax basis in the Notes deemed to have been exchanged in connection with the deemed exchange and (iii) a non-tendering U.S. Holder's holding period in the New Notes generally would include such holder's holding period for the Notes deemed to have been exchanged in connection with the deemed exchange.

     If such a deemed exchange did not qualify as a tax-free recapitalization, a non-tendering U.S. Holder would recognize taxable gain (or loss) equal to the excess (or shortfall) of (i) the "issue price" of the New Notes (other than any portion thereof attributable to accrued but unpaid interest on the Notes) over (ii) such holder's adjusted tax basis in the Notes. The issue price of the New Notes would equal their fair market value on the date of the deemed exchange, provided that the New Notes are considered "publicly traded" as defined for these purposes. Any recognized gain would be treated as ordinary income to the extent of any accrued but unrecognized market discount. In addition, if such deemed exchange did not qualify as a tax-free recapitalization: (i) a non-tendering U.S. Holder's adjusted tax basis in the New Notes would equal the issue price of the New Notes and (ii) a non-tendering U.S. Holder would have a new holding period in the New Notes commencing on the day after the deemed exchange.

     Subject to a statutory de minimis exception, if the issue price of the New Notes is less than their stated principal amount, the New Notes would have original issue discount (OID) for U.S. federal income tax purposes, and each non-tendering U.S. Holder (whether a cash or accrual basis taxpayer) would be required to include such OID in ordinary income as it accrues under a constant yield method without regard to the receipt of cash payments attributable to such income.

     Sales of Notes pursuant to the Tender Offers by U.S. Holders generally will be subject to information reporting requirements. In addition, certain U.S. Holders who fail to complete the Substitute Form W-9 included in the Letters of Transmittal and Consent may be subject to backup withholding tax at a rate of 31% with respect to payments the U.S. Holder receives pursuant to the Tender Offers. Backup withholding tax is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of federal income taxes, a refund may be obtained from the IRS provided the required information is furnished. Certain U.S. Holders (including, among others, corporations) are not subject to these backup withholding tax and reporting requirements.

          ALL HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO
         DETERMINE THE TAX CONSEQUENCES OF THE TENDER OFFERS IN THEIR
            PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION OF
                  FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

               DEALER MANAGER, DEPOSITARY AND INFORMATION AGENT

     DEALER MANAGER.   Banc of America Securities LLC is acting as the Dealer
Manager for the Company in connection with the Tender Offers and Solicitation and has provided certain financial advisory services to the Company in connection with the Tender Offers and Solicitation. The Company will pay the Dealer Manager's reasonable and customary compensation for such services, plus reimbursement for reasonable out-of-pocket expenses. The Company has agreed to indemnify the Dealer Manager and financial advisor, including liabilities under federal securities laws. At any time, the Dealer Manager may trade the Notes for its own account or for the accounts of customers and, accordingly, may hold a long or short position in the Notes. All inquiries and correspondence addressed to the Dealer Manager relating to the Tender Offers and Solicitation should be directed to the address or telephone number set forth on the back cover of this Statement.

     The Dealer Manager and its affiliates have in the past provided banking and investment banking services to the Company for which it has received customary compensation. From time to time, the Dealer Manager and its affiliates may provide other services to the Company and its affiliates.

     DEPOSITARY. The Depositary for the Tender Offers and Solicitation is The Bank of New York. All deliveries, correspondence and questions sent or presented to the Depositary relating to the Tender Offers and the Solicitation should be directed to the address or telephone number set forth on the back cover of this Statement. The Company will pay the Depositary reasonable and customary compensation for its services in connection with the Tender Offers and Solicitation, plus reimbursement for reasonable out-of-pocket expenses. The Company will indemnify the Depositary against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

     INFORMATION AGENT. D.F. King & Co., Inc. is acting as the Information Agent for the Company in connection with the Tender Offers and Solicitation. The Company will pay the Information Agent reasonable and customary compensation for such services, plus reimbursement for reasonable out-of-pocket expenses. All inquiries and correspondence addressed to the Information Agent relating to the Tender Offers and Solicitation should be directed to the address or telephone number set forth on the back cover of this Statement.

     Brokers, dealers, commercial banks and trust companies will be reimbursed by the Company for customary mailing and handling expenses incurred by them in forwarding material to their customers. The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager) in connection with the solicitation of tenders of Notes or Consents pursuant to the Tender Offers.

     None of the Dealer Manager, the Information Agent or the Depositary assume any responsibility for the accuracy or completeness of the information concerning the Company or their respective affiliates contained in this Statement or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

                               MISCELLANEOUS

     Directors, officers and regular employees of the Company (who will not be specifically compensated for such services) and the Dealer Manager may contact Holders by mail, telephone, telex, telegram messages, mailgram messages, datagram messages and personal interviews regarding the Tender Offers and may request brokers, dealers and other nominees to forward this Statement and related materials to beneficial owners of Notes.

     The Company is not aware of any jurisdiction where the making of the Tender Offers are not in compliance with the laws of such jurisdiction. If the Company becomes aware of any jurisdiction where the making of the Tender Offers or the Solicitation would not be in compliance with such laws, the Company will make a good faith effort to comply with any such laws or seek to have such laws declared inapplicable to the Tender Offers or the Solicitation. If, after such good faith effort, the Company cannot comply with any such applicable laws, the Tender Offers or Solicitation will not be made to (nor will tenders be accepted from or on behalf of) the Holders residing in such jurisdiction.

                                  ANNEX A

          TEXT OF LYONS INDENTURE PROVISIONS AND PROPOSED AMENDMENTS.

     THIS ANNEX SHOWS THE SUBSTANTIVE CHANGES WHICH WILL BE MADE TO THE LYONS INDENTURE UPON THE EFFECTIVENESS OF THE PROPOSED AMENDMENTS. THIS SCHEDULE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF FIRST SUPPLEMENTAL INDENTURE TO THE LYONS INDENTURE AND TO THE LYONS INDENTURE. CAPITALIZED TERMS USED BUT NOT DEFINED SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE FIRST SUPPLEMENTAL INDENTURE. HOLDERS MAY REQUEST COPIES OF THE LYONS INDENTURE AND/OR THE FORM OF FIRST SUPPLEMENTAL INDENTURE FROM THE INFORMATION AGENT.

TEXT OF COVENANTS OF THE LYONS INDENTURE TO BE DELETED

     Pursuant to the Proposed Amendments, the following sections of the LYONs Indenture (together with references thereto and definitions used exclusively therein) will be deleted in their entirety, unless otherwise specified. All references to the Corporation in the following sections of the LYONs Indenture are to the Company.

     ARTICLE 5

     SUCCESSOR CORPORATION

              SECTION 5.01. WHEN CORPORATION MAY MERGE OR TRANSFER ASSETS. The Corporation shall not consolidate with or merge into, or convey, transfer or lease all or substantially all its assets to, another person unless (i) the resulting, surviving or transferee person (if not the Corporation) shall be a person organized and existing under the laws of the United States or any state thereof or the District of Columbia and such entity shall assume by supplemental indenture all the obligations of the Corporation under the Securities and this Indenture, (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing and (iii) the Corporation shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture.

              The successor shall be substituted for the Corporation, and thereafter all obligations of the Corporation under the Securities and this Indenture shall terminate except for obligations the Corporation may have under a supplemental indenture pursuant to
         Section 11.14.  In connection with a lease of assets under this
         Section 5.01, the predecessor person shall not be discharged of its obligations under the Securities and this Indenture.

PROPOSED AMENDMENTS TO THE LYONS INDENTURE

AMENDMENTS TO ARTICLE 5, SUCCESSOR CORPORATION

     (a) From and as of the Operational Time, Section 5.01 of the Indenture, WHEN CORPORATION MAY MERGE OR TRANSFER ASSETS, shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"



                                    A-1

                                  ANNEX B

            TEXT OF TPI INDENTURE PROVISIONS AND PROPOSED AMENDMENTS.

     THIS ANNEX SHOWS THE SUBSTANTIVE CHANGES WHICH WILL BE MADE TO THE TPI INDENTURE UPON THE EFFECTIVENESS OF THE PROPOSED AMENDMENTS. THIS SCHEDULE IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF SECOND SUPPLEMENTAL INDENTURE TO THE TPI INDENTURE AND TO THE TPI INDENTURE. CAPITALIZED TERMS USED BUT NOT DEFINED SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE SECOND SUPPLEMENTAL INDENTURE. HOLDERS MAY REQUEST COPIES OF THE TPI INDENTURE AND/OR THE FORM OF SECOND SUPPLEMENTAL INDENTURE FROM THE INFORMATION AGENT.

TEXT OF COVENANTS OF THE TPI INDENTURE TO BE DELETED

     Pursuant to the Proposed Amendments, the following sections of the TPI Indenture (together with references thereto and definitions used exclusively therein) will be deleted in their entirety, unless otherwise specified. All references to the Company in the following sections of the TPI Indenture are to the Company, and all references to the Guarantor in the following sections of the TPI Indenture are to TPI Restaurants, Inc.

SECTION 601

         [Unnumbered first paragraph, and numbered first, second, third, and fourth paragraphs, to remain]

              (5) a default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Significant Subsidiary, whether such Indebtedness now exists or shall hereafter be created, which default shall have resulted in the maturity of $5,000,000 or more of such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or such Indebtedness having been discharged within a period of 10 days after there shall have been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such acceleration to be rescinded, annulled or discharged and stating that such notice is a "Notice of Default" hereunder; provided, how-ever, that, subject to the provisions of Sections 701 and 702, the Trustee shall not be deemed to have knowledge of such default unless either (A) a Responsible Officer of the Trustee shall have actual knowledge of such default or (B) the Trustee shall have received written notice thereof from the Company, the Guarantor, from any Holder, from the holder of any such Indebtedness or from the trustee under any such mortgage, indenture or other instrument; or

              (6) a final judgment which, together with other out-standing final judgments. entered against the Company and/or any of its Significant Subsidiaries, exceeds an aggregate of $5,000,000 (not covered by valid and collectible insurance from solvent unaffiliated insurers) shall be entered against the Company and/or any of its Significant Subsidiaries and within 60 days after entry thereof such judgment shall not have been satisfied or discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judg-ment shall not have been satisfied or discharged; or

         [numbered seventh, eighth, and ninth paragraphs to remain]

SECTION 901.

         SECTION 901. COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

              The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its proper-ties and assets substantially as an entirety to the Company, unless:

         (1) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every other covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1311;

         (2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an Obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supple-mental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

         (4) the Guarantor has (i) delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the Guarantee remains in full force and effect or (ii) in the case of consolidation or a merger by the Company with, or conveyance, transfer or lease of the Company's properties and assets substantially as an entirety to the Guarantor, directly assumed as obligor the obligations of the Company under this Indenture.

SECTION 902

         SECTION 902. SUCCESSOR SUBSTITUTED FOR COMPANY.

              Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 901, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

SECTION 903

         SECTION 903.  GUARANTOR MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

              The Guarantor shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Guarantor shall not permit any Person to consolidate with or merge into the Guarantor or convey, transfer or lease its properties and assets substantially as an entirety to the Guarantor, unless:

              (1) in case the Guarantor shall consolidate with or merger into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or transfer or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a corporation, partnership or trust, organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered by the Guarantor and the Company to the Trustee, in form satisfactory to the Trustee, the Guarantees endorsed on the Securities and the performance of every covenant of this Indenture on the part of the Guarantor to be performed or observed;

              (2) immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Guarantor or a Subsidiary as a result of such transaction as having been incurred by the Guarantor or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

             (3) the Guarantor has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 904

         SECTION 904. SUCCESSOR SUBSTITUTED FOR GUARANTOR.

              Upon any consolidation of the Guarantor with, or merger of the Guarantor into, any other Person or any conveyance, transfer or lease of the properties and assets of the Guarantor substantially as an entirety in accordance with Section 903, the successor Person formed by such consolidation or into which the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Guarantor herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Guarantee.

SECTION 1105.

         SECTION 1105. EXISTENCE.

              Subject to Article Nine, each of the Company and the Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect their respective existence, rights (charter and statutory), corporate licenses and corporate franchises; provided, however, that neither the Company nor the Guarantor shall be required to preserve any such right or franchise if the Board of Directors shall deter-mine that the preservation thereof is no longer desirable in the conduct of the business of the Company or the Guarantor, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1106.

         SECTION 1106. MAINTENANCE OF PROPERTIES, ETC.

              The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company (i) desirable in the conduct of its business or the business of any Subsidiary and (ii) not disadvantageous in any material respect to the Holders.

              The Company and the Guarantor shall maintain with financially sound and reputable insurers such insurance as may be required by law and such other insurance to such extent and against such hazards and liabilities, and with such deductible or self-insured retention limitations, as is customarily maintained by companies similarly situated.

SECTION 1107.

         SECTION 1107. PAYMENT OF TAXES AND OTHER CLAIMS.

              The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.


SECTION 1108.

         SECTION 1108.  LIMITATIONS ON RESTRICTED PAYMENTS AND INVESTMENTS.

              The Company shall not make, or permit any of its Subsidiaries to make, directly or indirectly, any Restricted Payment or Investment in any Person, provided that the foregoing provisions shall not be violated by reason of:

              (a) Investments by the Company or any Subsidiary in cash or Cash Equivalents;

              (b) Investments by the Company or any Subsidiary in the Restaurant Business (including, without limitation, the Enterprises Guaranty and the Guarantee);

              (c) The repurchase, redemption, retirement, defeasance or other acquisition or retirement for value of Restaurants Notes or the Securities by the Company or any Subsidiary, or the making of Consent Payments;

              (d) The repurchase, redemption, defeasance or other acquisition or retirement for value of Common Stock of the Company, Subordinated Indebtedness of the Company or Subordinated Indebtedness of the Guarantor in an aggregate amount not to exceed 100% of the gross proceeds received by the Company or the Guarantor from the issuance subsequent to the date of this Indenture (other than to the Company or any Subsidiary) of Common Stock of the Company, Subordinated Indebtedness of the Company and Subordinated Indebtedness of the Guarantor;

              (e) (i) Investments by the Company or any Subsidiary in Maxcell and the utilization by Maxcell of such proceeds in connection with the FCC Permits, and (ii) Investments by the Company or any Subsidiary in TPI Entertainment, and the utilization by TPI Entertainment of such proceeds in connection with the business of EEP; provided, however, that the aggregate amount of Investments made by the Company and its Subsidiaries pursuant to this clause (e) shall not at any time outstanding exceed $4,000,000 in the aggregate which amount shall be calculated to equal (x) the sum of (A) cash or Cash Equivalents in Maxcell or TPI Entertainment on the date of this Indenture and (B) Investments made pursuant to clause (i) or (ii) above, minus (y) cash or Cash Equivalents returned to the Company or such Subsidiary, in the form of a dividend, principal repayment or otherwise, by Maxcell or TPI Entertainment;

         provided, further, that the expenditure of cash or Cash Equivalents by Maxcell or TPI Entertainment in connection with the FCC Permits or the business of EEP will not be deemed to be an Investment pursuant to this clause(e);

              (f) Investments by the Company or any of its Subsidiaries received by the Company or any Subsidiary as consideration for any sale or exchange of EEP, TPI Entertainment, Maxcell, or any other assets of the Company or any of its Subsidiaries;

              (g) The renewal or replacement of (i) the pledge by TPI Enterprises of the Capital Stock of TPI Entertainment to secure Indebtedness of EEP or (ii) the guarantee by TPI Entertainment of Indebtedness of EEP;

              (h) Restricted Payments or Investments by the Company or any Subsidiary pursuant to any employee benefit or savings plan (in existence or which may be adopted) or any employment or termination arrangement; or

              (i) Investments by the Company in U.S. Government Obligations pursuant to Article Five of this Indenture.

SECTION 1109.

         SECTION 1109.  LIMITATION ON PAYMENT RESTRICTIONS AFFECTING
         SUBSIDIARIES.

              The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Existing Subsidiary to (a) pay to the Company dividends or make to the Company any other distributions on such Subsidiary's Capital Stock or pay, directly or indirectly, to the Company any Indebtedness owed to the Company,
         (b) make any loans or advances to the Company or (c) transfer to the Company any of its property or assets; except for such encumbrances or restrictions existing under or by reason of (i) applicable law,
         (ii) the Bank Credit Agreement or any other encumbrances or restrictions substantially similar to the Bank Credit Agreement contained in any replacement or refinancing of the Bank Credit Agreement, this Indenture, or the Restaurants Notes Indenture, (iii) customary provisions restricting subletting and assignment of any lease governing a leasehold interest of an Existing Subsidiary, (iv) agreements entered into in the ordinary course of the Company or any Existing Subsidiary's business restricting assignment of such agreements, (v) customary restrictions on dispositions of real property interests, or (vi) any restrictions with respect to an Existing Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of any of the capital stock or assets of such Existing Subsidiary pending the closing of such sale or disposition; provided the provisions contained in this
         Section 1109 shall not be violated if such encumbrance or restriction expressly permits the transfer of funds by an Existing Subsidiary to the Company sufficient to satisfy when due all payment Obligations of the Company or the Guarantor in respect of the Securities including, without limitation, the payment of principal, premium, if any, interest or the Repurchase Price or the Redemption Price.

SECTION 1110.

         SECTION 1110. SALE OF ASSETS.

              The Company shall cause the net proceeds received by any Subsidiary upon the sale, lease, conveyance or other disposition by such Subsidiary of all or a portion of the EEP Partnership Interest or the FCC Permits to be transferred to the Company promptly following such Subsidiary's receipt thereof, except to the extent that the transfer of all or a portion of such net proceeds is prohibited by or would require a guarantee of the Company pursuant to (i) an agreement entered into by the Company or any Subsidiary prior to the date of this Indenture or (ii) the provisions of any contract or other agreement relating to such sale, lease, conveyance of other disposition requiring the Company or any such Subsidiary to establish an escrow to make other similar provision for a purchase price adjustment, indemnity or other similar payment.

SECTION 1111.

         SECTION 1111. LIMITATION ON TRANSFER OF ASSETS TO SUBSIDIARIES.

              Neither the Company nor the Guarantor shall transfer, whether by way of sale (including sale and leaseback transactions), lease or other disposition, any of their respective assets to any Subsidiary (other than the Guarantor) unless after giving effect to such transfer the PP&E Amount exceeds $120,000,000.

PROPOSED AMENDMENTS TO THE TPI INDENTURE

AMENDMENTS TO ARTICLE SIX

     (a) From and as of the Operational Time, Section 6.01 of the Indenture shall be amended to read in its entirety as follows:

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

              (1) default in the payment of any interest upon any Security when it becomes due and payable, and the continuance of such default for a period of 30 days; or

              (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

              (3) default in the payment of the Repurchase Price (as defined in Section 1501 in respect of any Security on the Repurchase Date (as defined in Section 1501) therefor in accordance with the provisions of Article Fifteen; or

              (4) default in the performance, or breach, of any covenant or agreement of the Company or the Guarantor in this Indenture (other than a covenant or agreement a default in performance or breach of which is specifically addressed elsewhere in this Indenture) when such default or breach shall have continued for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

              (5)  "[Intentionally Omitted.]"

              (6)  "[Intentionally Omitted.]"

              (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, as the case may be, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

              (8) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding, to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any organization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, as the case may be, or of any substantial part of their property, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Subsidiary, as the case may be, in furtherance of such action; or

              (9) the Guarantee shall for any reason (other than pursuant to its terms) cease to be in full force and effect.

     (b) From and as of the Operational Time, Section 901 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (c) From and as of the Operational Time, Section 902 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (d) From and as of the Operational Time, Section 903 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (e) From and as of the Operational Time, Section 904 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (f) From and as of the Operational Time, Section 1105 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (g) From and as of the Operational Time, Section 1106 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (h) From and as of the Operational Time, Section 1107 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (i) From and as of the Operational Time, Section 1108 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (j) From and as of the Operational Time, Section 1109 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (k) From and as of the Operational Time, Section 1110 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     (l) From and as of the Operational Time, Section 1111 of the Indenture shall be amended to read in its entirety as follows:

                 "[Intentionally Omitted.]"

     In order to tender, a Holder must send or deliver a properly completed and signed Letter of Transmittal, certificates for Notes and any other required documents to the Depositary at its address set forth below or tender pursuant to DTC's Automated Tender Offer Program.

                 THE DEPOSITARY FOR THE TENDER OFFERS IS:

                          THE BANK OF NEW YORK
                       Reorganization Department
                   101 Barclay Street, Floor 7 East
                        New York, New York 10286
                             Attn.: Kin Lau

                 BY FACSIMILE FOR ELIGIBLE INSTITUTIONS
                             (212) 815-6339
                 To Confirm by Telephone: (212) 815-3750



     Any questions or requests for assistance or for additional copies of this Statement, the Letters of Transmittal or related documents may be directed to the Information Agent at its telephone number set forth below. A Holder may also contact the Dealer Manager at its telephone number set forth below or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Tender Offers.

               THE INFORMATION AGENT FOR THE TENDER OFFERS IS:

                            D.F. KING & CO., INC.
                              77 Water Street
                           New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                   All Others Call Toll-Free: (888) 242-8157

                 THE DEALER MANAGER FOR THE TENDER OFFERS IS:

                        BANC OF AMERICA SECURITIES LLC
                      100 North Tryon Street, 7th Floor
                       Charlotte, North Carolina  28255
                    Attention: High Yield Special Products
                           (704) 388-4813 (Collect)
                          (888) 292-0070 (Toll-Free)